Exhibit 2.1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

License Agreement

between

Medivation, Inc.

and

CureTech Ltd.

Dated as of October 23, 2014

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and entered into as of October 23, 2014 (the “Effective Date”) by and between Medivation, Inc. a Delaware corporation having its place of business at 525 Market Street, 36th Floor, San Francisco, California, 94105, and its subsidiaries (collectively, “Medivation”), and CureTech Ltd., a corporation organized under the laws of Israel, having a business address at 42 Hayarkon Street, Industrial Zone, Yavne 81227, Israel (“CureTech”). CureTech and Medivation are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, CureTech owns or controls certain intellectual property rights with respect to the Licensed Molecules (as defined herein) and the Licensed Products (as defined herein) in the Territory (as defined herein);

WHEREAS, Medivation desires to obtain a license under such intellectual property rights to develop, manufacture, commercialize and otherwise exploit the Licensed Molecules and the Licensed Products in the Territory on the terms and conditions set forth in this Agreement, and

WHEREAS, contemporaneously with the execution of this Agreement, the Parties are entering into that certain Manufacture and Supply Agreement, pursuant to which CureTech will affect the transfer to Medivation or its designee of CureTech’s proprietary manufacturing technology and know-how associated with the Exploitation of the Licensed Products, and shall supply and Medivation will purchase certain clinical trial supplies (the “Manufacturing Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “Accountant” has the meaning set forth in Section 4.10.2.

1.2 “Acquisition Proposal” has the meaning set forth in Section 2.6.1.

1.3 “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) the possession, directly or indirectly, of the power to elect a majority of the members of the board of directors, or similar governing body, of a business entity, whether through the ownership of voting securities, or by contract relating to voting rights or corporate governance; or (b) the ownership, directly or indirectly, of 50% or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

general partner or controlling entity). For the purpose of this Agreement, (i) no Clal Entity (other than any Clal Entity controlled by CureTech, if any) shall be deemed an Affiliate of CureTech regardless of its ownership interest during the Term, and (ii) an “Affiliate” of CureTech shall mean a Person that is controlled by CureTech.

1.4 “Agreement” has the meaning set forth in the preamble hereto.

1.5 “Agreement Amendment” means that certain [ * ] to [ * ] with [ * ], in the form attached hereto as Schedule 1.5.

1.6 “Antibody” means (a) [ * ] or (ii) any antibody or antibody fragment derived therefrom, including without limitation, the Existing Molecule.

1.7 “Anti-Corruption Laws” means all applicable laws, regulations, orders, judicial decisions, conventions and international financial institution rules regarding public or private-sector corruption, bribery, kickbacks, speed or facilitation payments, ethical business conduct, money laundering, embezzlement, political contributions, gifts, gratuities, expenses, entertainment, hospitalities, agency relationships, commissions, lobbying, books and records, and financial controls, including, but not limited to, the FCPA, the U.S. Travel Act, and other anti-corruption laws.

1.8 “Applicable Law” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of Regulatory Authorities, that may be in effect from time to time.

1.9 “Biosimilar Product” means, with respect to a Licensed Product, or the active ingredient thereof, in a particular country, a biological or drug product that is the same as, biosimilar to or interchangeable with such Licensed Product or the active ingredient thereof as described in 42 U.S.C. §§ 262(k)(2)(A)(i), 262(i)(2)(A), or 262(i)(2)(B), or an equivalent determination by the applicable Regulatory Authorities in such country outside the U.S., or any other equivalent provision that comes into force during the Term. A product shall not be considered as a Biosimilar Product if Medivation or any of its Affiliates or Sublicensees was involved in its Development.

1.10 “BLA” means a Biological License Application filed pursuant to 42 USC Section 262 et seq including all documents, data and other information concerning a Licensed Product which are necessary for, or included in, FDA approval to market a Licensed Product and all supplements and amendments, including supplemental biological license applications, that may be filed with respect to the foregoing as more fully defined in 21 C.F.R. §600 et seq. or equivalent submissions with similar requirements in other countries.

1.11 “Business Day” means a day other than a Saturday, Sunday, or a day on which banking institutions in San Francisco, California or Israel are permitted or required to be closed.

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1.12 “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.13 “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.14 “CBI Negative Shareholder Vote” has the meaning set forth in Section 2.9.1.

1.15 “CBI Positive Shareholder Vote” has the meaning set forth in Section 2.9.1.

1.16 “Shareholder Vote Date” means December 12, 2014.

1.17 “Change in Control” with respect to CureTech, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.17.1 any “person” or “group” (as such terms are defined below) acquires (a) equity securities of CureTech then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Equity Securities”) of CureTech representing 50% or more of the total voting power of all outstanding classes of Equity Securities of CureTech or (b) the power, directly or indirectly, to elect a majority of the members of CureTech’s board of directors, or similar governing body (“Board of Directors”); provided, however, that any change in the ownership of equity securities of any stockholder of CureTech as of the Effective Date, or any entity that controls such stockholder, or any acquisition by another entity of the power, directly or indirectly, to elect a majority of the members of such stockholder’s or such controlling entity’s board of directors or similar governing body shall not trigger a Change in Control under this Section 1.17.1; or

1.17.2 CureTech enters into a merger, consolidation or similar transaction with another Person (whether or not CureTech is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of CureTech immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of CureTech or such surviving Person immediately following such transaction or (b) the Equity Securities of CureTech immediately prior to such transaction represent, or are converted into or exchanged for shares that represent, immediately following such transaction, less than a majority of the total voting power of all outstanding classes of Equity Securities of the surviving Person in substantially the same proportions as their ownership of Equity Securities of CureTech immediately prior to such transaction; or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.17.3 CureTech sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of CureTech’s consolidated total assets; or

1.17.4 The holders of Equity Securities of CureTech approve a plan or proposal for the liquidation or dissolution of CureTech.

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act. In no instance shall a Change in Control under this Agreement be deemed to include a cessation of business activity, liquidation of any similar event (including those set forth in Section 9.2.4) of CureTech, or the approval of any plan or proposal for any of the foregoing.

1.18 “Clal Entities” means Clal Biotechnology Industries Ltd., Clal Venture Capital Fund LP., and any of their respective Affiliates.

1.19 “Combination Product” means a Licensed Product that comprises or contains: (a) a Licensed Molecule as an active ingredient together with one or more other active ingredients (which are not Licensed Molecules) whether or not co-formulated; and/or (b) a Licensed Product and any other product, device and/or component packaged together or separately but sold together as a single product or a bundled product. Such other active ingredient(s), product, device and/or component shall be deemed “Other Component.” Any Licensed Product containing such Licensed Molecule as a single active ingredient or component shall be deemed “Single Agent Product.”

1.20 “Commercialization” or “Commercialize” shall mean any and all activities directed to the commercial manufacture, marketing, promoting, detailing, distributing, pricing and price reporting, importing, having imported, exporting, having exported, selling or offering to sell a product or therapy.

1.21 “Commercially Reasonable Efforts” means, with respect to a Party and with respect to the performance of Development, Manufacture or Commercialization activities with respect to a Licensed Molecule or Licensed Product, the carrying out of such activities using efforts and resources comparable to the efforts and resources that such Party would typically devote to compounds or products of similar market potential at a similar stage in development or product life, taking into account all scientific, commercial, and other factors that such Party would take into account, including [ * ].

1.22 “Competing Product” means any product, other than a Licensed Product, whether currently marketed or in development, that contains: (a) [ * ] (b) [ * ] (c) [ * ] and (d) [ * ].

1.23 “Competition Law Approvals” means all material consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations or filings with, any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Governmental Entity, and all applicable waiting periods (and any extensions thereof), in each case, that the applicable Party(ies) determine are required pursuant to applicable Competition Laws for the consummation of the transactions contemplated by this Agreement.

1.24 “Competition Laws” means any statutes, laws, ordinances, rules, orders or regulations of, or issued by, any Governmental Entity that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade.

1.25 “Compulsory License” means a patent license that is issued or ordered to be issued by a government of a country to an individual or entity to perform (or have performed) activities for the Development and Commercialization of a Licensed Product in that country, with the ultimate purpose of enabling an entity to market and sell the Licensed Product in the country in which such license is issued for the benefit of public health or for public policy reasons of the country in which it is issued.

1.26 “Confidential Information” has the meaning set forth in Section 6.2.1

1.27 “Continuation Notice” has the meaning set forth in Section 2.9.1.

1.28 “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other intellectual property right, and subject to Section 10.4.2, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1), to grant a license, sublicense or other right (including the right to reference any Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other intellectual property right as provided for herein without violating the terms of any agreement with a Third Party.

1.29 “CureTech” has the meaning set forth in the preamble hereto.

1.30 “CureTech Assigned Regulatory Documentation” has the meaning set forth in Section 3.2.1.

1.31 “CureTech Know-How” means all Information owned or Controlled by CureTech or any of its Affiliates as of the Effective Date or at any time during the Term that relates to the Exploitation of a Licensed Molecule or a Licensed Product for any purpose in the Territory.

1.32 CureTech Patents” means all of the Patents owned or Controlled by CureTech or any of its Affiliates as of the Effective Date or at any time during the Term that relate to the Exploitation of a Licensed Molecule or a Licensed Product for any purpose in the Territory. The CureTech Patents include the Existing Patents.

1.33 “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, Manufacturing scale-up, qualification and validation, quality

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assurance/quality control, human clinical trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.

1.34 “Dollars” or “$” means United States Dollars.

1.35 “Drug Approval Application” means a BLA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (“MAA”) with respect to a Licensed Product filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval.

1.36 “EMA” means the European Medicines Agency and any successor agency thereto.

1.37 “European Union” or “EU” means the economic, scientific, and political organization of member states known as the European Union, as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom of Great Britain and Northern Ireland, and that certain portion of Cyprus included in such organization.

1.38 “Existing Molecule” means the antibody known as Pidilizumab (CT-011).

1.39 “Existing NDA” means that certain unilateral nondisclosure agreement by and between CureTech and Medivation, dated May 27, 2014.

1.40 “Existing Patents” has the meaning set forth in Section 7.2.1.

1.41 “Exploit” means to make, have made, import, use, sell, or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), have used, import, export, transport, distribute, promote, detail, market, or have sold or otherwise dispose of. “Exploitation” means the act of Exploiting.

1.42 “FCPA” means the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§78dd-1, et seq.) as amended.

1.43 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

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1.44 “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.45 “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value to a Third Party that is not a Sublicensee of Medivation (or Medivation’s Affiliate or (Sub)licensee(s)) (unless such Sublicensee is the end user of such Product) of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale. In addition, sales of a Licensed Product by and between Medivation, its Affiliates and/or Sublicensees, or between the Parties (or their respective Affiliates or Sublicensees), unless such Affiliate, Sublicensee or Party is the end user of such Product, shall not constitute a First Commercial Sale.

1.46 “Force Majeure Event” has the meaning set forth in Section 10.1.

1.47 “GAAP” means United States generally accepted accounting principles consistently applied.

1.48 “Governmental Entity” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities.

1.49 “IND” means (a) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions, and (b) all supplements and amendments that may be filed with respect to the foregoing.

1.50 “Indication” means a disease or condition for which a Licensed Product is approved or for which approval is being sought, pursuant to an applicable and distinct IND or BLA [ * ].

1.51 “Information” means all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, Manufacturing and quality control data and information, including study designs and protocols; assays; and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.52 “Initial License Agreement Payment” has the meaning set forth in Section 4.1.1.

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1.53 “Knowledge” means the good faith understanding of the facts and information after performing a diligent investigation with respect to such facts and information of any senior level employees or any other employees or patent counsel who are responsible for the subject matter to which such facts and information relate.

1.54 “License Agreement Repayment” has the meaning set forth in Section 2.9.4.

1.55 “Licensed Molecule” means: (a) any Antibody, (b) any antibody (other than an Antibody) that is disclosed or claimed in any of the patents or patent applications listed in Schedule 7.2.1 (c) any antibody (other than an Antibody or any antibody described in clause (b)) that, selectively or non-selectively, directly or indirectly, targets an immune pathway that is modulated by an Antibody, including, without limitation, PD-1 and (d) any variant of any of the molecules that are described in clause (a), (b) or (c) above, or (e) any antibody derived by CureTech from any of the molecules that are described in clause (a), (b), (c), or (d) above, in each case (a)-(e), including without limitation any and all [ * ] thereof.

1.56 “Licensed Product” means any pharmaceutical product (i.e., expressly excluding any diagnostic product) comprising or containing a Licensed Molecule, alone or in combination with one or more other active ingredients, in any and all forms, presentations, delivery systems, dosages and formulations.

1.57 “Major EU Market” means any of the United Kingdom, France, Germany, Spain and Italy.

1.58 “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, distribution, and holding of any Licensed Molecule or any Licensed Product, or any component thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.59 “Manufacturing Agreement” has the meaning set forth in the recitals to this Agreement.

1.60 “Medivation” has the meaning set forth in the preamble hereto.

1.61 “Medivation Grantback Know-How” means that certain Information Controlled by Medivation or any of its Affiliates as of the effective date of the termination of this Agreement with respect to a Terminated Territory (including any termination of this Agreement in its entirety) that has been incorporated in, or otherwise used in connection with, a Returned Licensed Product with respect to such Terminated Territory.

1.62 “Medivation Grantback Patents” means those certain Patents Controlled by Medivation or any of its Affiliates as of the effective date of the termination of this Agreement with respect to a Terminated Territory (including any termination of this Agreement in its entirety) that claim the composition or formulation of, or the method of making or using, a Returned Licensed Product with respect to such Terminated Territory.

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1.63 “[ * ] Agreement” means that certain [ * ] by and between CureTech and [ * ], effective as of [ * ].

1.64 “Net Sales” means, with respect to any Licensed Product, the gross amounts invoiced by Medivation and its Affiliates and Sublicensees for sales of such Licensed Product to un-Affiliated Third Parties in the Territory, less the following deductions provided to un-Affiliated entities and actually allowed and taken:

[ * ].

Notwithstanding the foregoing, amounts received or invoiced by Medivation or its Affiliates or Sublicensees for the sale of Licensed Products among Medivation and its Affiliates and Sublicensees shall not be included in the computation of Net Sales hereunder, [ * ].

Notwithstanding the foregoing, “Net Sales” shall not include any amounts invoiced for sales of Licensed Products supplied for use in clinical trials of Licensed Products, or under early access, compassionate use, named patient, indigent access, patient assistance or other similar reduced pricing programs.

[ * ].

Net Sales for a Combination Product containing a Single Agent Product and Other Component(s) in a country shall be calculated as follows:

(i) If the Single Agent Product and Other Component(s) each are sold separately in such country, [ * ].

(ii) If the Single Agent Product is sold independently of the Other Component(s) in such country, [ * ].

(iii) If the Other Component(s) are sold independently of the Single Agent Product therein in such country, [ * ].

(iv) If neither the public or list price of the Other Component(s) nor the public or list price of such Single Agent Product can be determined in such country, [ * ].

[ * ].

1.65 “OCS” or “Office of Chief Scientist” means the Israeli Office of the Chief Scientist in the Ministry of Economy.

1.66 “Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications that claim, directly or indirectly, priority to any patent or patent applications in clause (a), including

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divisionals, continuations, continuations-in-part, provisionals, converted provisionals, continued prosecution applications and requests for continued examination; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.67 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a Governmental Entity or Regulatory Authority.

1.68 “Product Trademarks” means the Trademark(s) used or to be used by Medivation or its Affiliates or Sublicensees for the Commercialization of the Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any Trademarks that include any corporate name or logo of either Party or any of its Affiliates).

1.69 “Public Official or Entity” means (i) any officer, employee, agent, representative, department, agency, de facto official, corporate entity, instrumentality or subdivision of any government, military or international organization, including, but not limited to, any state-owned or affiliated company or hospital, or (ii) any candidate for political office, any political party or any official of a political party.

1.70 “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market a Licensed Product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) labeling approval.

1.71 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other Governmental Entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Molecule or Licensed Products in the Territory, including the Israeli Ministry of Health, the FDA in the United States and the EMA in the European Union.

1.72 “Regulatory Documentation” means: all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any

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communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; (c) any and all documentation, files (including master files), filings and correspondence relating to the Manufacture or Development of a Licensed Molecule and/or Licensed Product; (d) data contained or referenced in any of the foregoing, in each case ((a), (b), (c) and (d)) relating to a Licensed Molecule or Licensed Product.

1.73 “Regulatory Exclusivity Period” means, with respect to a Licensed Product in any country in the Territory, a period of exclusivity (other than Patent exclusivity), granted or afforded by Applicable Law or by a Regulatory Authority in such country, that confers exclusive marketing rights with respect to such Licensed Product in such country.

1.74 “Returned Licensed Product” means, with respect to any termination of this Agreement with respect to a Terminated Territory (including any termination of this Agreement in its entirety), any Licensed Product that is being Developed or Commercialized by Medivation or any of its Affiliates or Sublicensees in such Terminated Territory as the effective date of such termination that comprises or contains a Licensed Molecule [ * ].

1.75 “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country, and ending on the latest to occur of: (a) [ * ]; (b) [ * ] and (c) [ * ]; provided, however, [ * ].

1.76 “Safety Data Exchange Agreement” has the meaning set forth in Section 3.1.4.

1.77 “Sublicensee” means a Person, other than an Affiliate or a distributor, that is granted a sublicense by Medivation or any of its Affiliates, including through multiple tiers of sublicensees, under the grants in Section 2.1 as provided in Section 2.2.

1.78 “Term” has the meaning set forth in Section 9.1.1.

1.79 “Terminated Territory” means each country with respect to which this Agreement is terminated by Medivation pursuant to Section 9.2.3 or, if this Agreement is terminated in its entirety pursuant to Section 9.2.3, the entire Territory (but, for clarity, excluding any termination pursuant to Section 2.9.1).

1.80 “Termination Notice” has the meaning set forth in Section 2.9.1.

1.81 “Territory” means the entire world, excluding each Terminated Territory.

1.82 “Third Party” means any Person other than CureTech, Medivation and their respective Affiliates.

1.83 “Third Party Owner” has the meaning set forth in Section 4.4.5.

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1.84 “Third Party Owner Agreements” has the meaning set forth in Section 4.4.5.

1.85 “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or, origin, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.86 “Trigger Date” has the meaning set forth in Section 2.9.1.

1.87 “U.S. Export Control Laws” means all applicable U.S. laws and regulations relating to the export or re-export of commodities, technologies, or services, including, but not limited to, the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986

1.88 “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.89 “[ * ] Agreements” means (i) that certain License Agreement [ * ] entered into as of [ * ] by and between CureTech and Mor Research Application Ltd. (“MOR”), and those certain [ * ] by [ * ] to [ * ], as [ * ]; and (ii) that certain [ * ] entered into as of [ * ], by and between [ * ] and [ * ].

1.90 “Valid Claim” means a claim in a Patent, which claim has not expired or been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction. For the purpose of royalty determination and payment, any claim being prosecuted in a pending patent application shall be deemed to be a “Valid Claim,” provided such claim is not pending for more than [ * ] years from the earliest priority date claimed with respect to such application, in which case it shall thereafter cease to be considered a Valid Claim unless and until the patent issues.

ARTICLE 2

GRANT OF RIGHTS; CERTAIN COVENANTS;

CONTINUATION NOTICE;

2.1 Grants to Medivation. CureTech (on behalf of itself and its Affiliates) hereby grants to Medivation, effective upon the receipt by CureTech of the amounts set forth in Section 4.1.1:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.1.1 an exclusive (including with regard to CureTech and its Affiliates, except to the extent necessary or useful for CureTech to fulfill its obligations of under this Agreement, the Manufacturing Agreement or any other agreement with Medivation, its Affiliates and their respective Sublicensees) license (or sublicense), with the right to grant sublicenses in accordance with Section 2.2, under the CureTech Patents and the CureTech Know-How, to Exploit the Licensed Molecules and Licensed Products for all purposes in the Territory; and

2.1.2 an exclusive (including with regard to CureTech and its Affiliates, except to the extent necessary or useful for CureTech to fulfill its obligations of under this Agreement, the Manufacturing Agreement or any other agreement with Medivation, its Affiliates and their respective Sublicensees) license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 2.2, under the Regulatory Approvals and any other Regulatory Documentation (including, without limitation, any copyrights thereto) that CureTech or any of its Affiliates owns or Controls with respect to the Licensed Products, [ * ], to Exploit the Licensed Molecules and Licensed Products for all purposes in the Territory.

2.2 Sublicenses. Medivation shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of Sublicensees, under the licenses and rights of reference granted in Section 2.1, to (a) any of its Affiliates or (b) any Third Party. [ * ].

2.3 Transfer of CureTech Know-How. This Section 2.3 shall apply to the transfer of CureTech Know-How which is other than CureTech Know-How related to manufacturing (which is governed under the Manufacturing Agreement).

2.3.1 Promptly after the Effective Date, CureTech shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to Medivation, in whatever form Medivation may reasonably request (including by providing copies thereof), Regulatory Documentation (including the CureTech Regulatory Documentation) and CureTech Know-How pertaining to any Licensed Molecules, any Licensed Products or the Exploitation thereof, including the Existing Molecule. Without limiting the foregoing, CureTech shall, within 15 Business Days after the Effective Date, provide to Medivation, in such form and format as Medivation may reasonably request, (x) all clinical and non-clinical data, Trial master files for clinical studies, research, analyses and other Information Controlled by CureTech and pertaining to the Licensed Molecules or Licensed Products, (y) copies of all correspondence to and from any Regulatory Authority that relates to any Licensed Molecule or any Licensed Product, and (z) all Regulatory Documentation assigned to Medivation pursuant to Section 3.2.1 and copies of all Regulatory Documentation licensed to Medivation pursuant to Section 2.1.2.

2.3.2 CureTech shall provide Medivation with all reasonable assistance, in accordance with Section 2.4, required in order to provide to Medivation the Regulatory Documentation, CureTech Know-How and other Information required to be produced pursuant to Section 2.3, in each case in a reasonable timely manner. [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.3.3 On a regular basis during the Term but no less frequent than [ * ], CureTech shall disclose to Medivation CureTech Know-How generated after the Effective Date, and shall transfer such CureTech Know-How to Medivation upon Medivation’s reasonable request and expense.

2.4 Assistance by CureTech. Except as otherwise provided herein, Medivation shall reimburse CureTech its reasonable out-of-pocket expenses incurred from and after the date of delivery of the Continuation Notice in providing assistance, cooperation and support to, or other activities at the request of Medivation under this Agreement, including under Section 2.3 and 3.1.1, subject to Medivation’s prior consent for any such expenses expected to be incurred over [ * ]. Notwithstanding anything to the contrary, CureTech’s obligations to provide such assistance, cooperation, support or other activities shall be limited to the period commencing on the Effective Date and terminating on [ * ], provided, however, that CureTech shall use its reasonable efforts to make available its employees, to the extent they are available after such period, to provide additional assistance upon reasonable cost and expense. In no event shall CureTech be permitted to double bill Medivation for any cost (FTE or Third Party) in connection with such assistance for which CureTech would already be compensated pursuant to the Manufacturing Plan, as defined in the Manufacturing Agreement, but, after the Continuation Date (as defined in the Manufacturing Agreement), if it occurs, CureTech shall be permitted to bill Medivation in connection with such assistance provided prior to the date of the Continuation Notice.

2.5 Confirmatory Patent License. CureTech shall, if requested to do so by Medivation, promptly enter into confirmatory license agreements in the form reasonably requested by Medivation (and consistent with the terms of this Agreement, including the scope of the license grant hereunder) for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as Medivation considers appropriate. [ * ]. Without derogating from the above, CureTech shall duly execute and file a notice to the Israeli Registrar of Patents in connection with this Agreement, in the form attached hereto as Schedule 2.5.

2.6 Exclusivity with Respect to the Territory.

2.6.1 During the Term, CureTech shall not, and shall cause its Affiliates not to, (a) directly or indirectly, develop, Commercialize, manufacture or otherwise Exploit any Competing Product and/or Biosimilar Product in any country in the Territory or (b) license, authorize, appoint, or otherwise enable any Third Party to directly or indirectly, develop, Commercialize, manufacture or otherwise Exploit any Competing Product and/or Biosimilar Product in any country in the Territory.

2.6.2 Each Party acknowledges and agrees that (a) Section 2.6.1 has been negotiated by the Parties, (b) the geographical and time limitations on activities set forth in Section 2.6.1 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the business of the Licensed Molecules and the Licensed Products and (c) Medivation would not have entered into this Agreement without the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

protection afforded it by Section 2.6.1. If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in Section 2.6.1 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space MOR [ * ].

2.7 [ * ] Agreements. CureTech covenants and agrees that (a) it will satisfy all of its obligations under, and take all commercially reasonable steps necessary to maintain in full force and effect, the [ * ] Agreements for the respective terms thereof; (b) it will not assign (except to an Affiliate or to a Third Party to which this Agreement has been assigned as permitted under Section 10.4), amend, restate, amend and restate, terminate in whole or in part, or otherwise modify [ * ] Agreements without the prior written consent of Medivation (which consent shall not be unreasonably withheld, conditioned or delayed); (c) it will provide Medivation with prompt notice of any claim of a breach under any [ * ] Agreement or notice of termination of any [ * ] Agreement, made by either CureTech or MOR [ * ] as the case may be (or any party acting on behalf of such counterparty); and (d) it will promptly send to Medivation copies of all other material correspondence to or from the counterparty to such [ * ] Agreement. [ * ].

2.8 No Distributions. For a period of at least [ * ] years after the Effective Date, [ * ].

2.9 Shareholder Vote; Continuation Notice.

2.9.1 Promptly following the Effective Date, it is expected that CureTech’s largest shareholder, Clal Biotechnology Industries Ltd., (“CBI”) will seek to obtain the requisite vote of its shareholders approving the execution by CBI of that certain Guaranty letter agreement with Medivation, in the form set forth in Appendix 2.9.1 (such shareholder approval, if obtained on or before the Shareholder Vote Date, the “CBI Positive Shareholder Vote” and, if not obtained on or before the Shareholder Vote Date, or if CBI shareholders vote not to approve the Guaranty on or before the Shareholder Vote Date, the “CBI Negative Shareholder Vote”). CureTech shall immediately provide notification to Medivation of CBI having conducted such shareholder vote, accompanied by appropriate documentation of the results of such vote, irrespective of whether shareholder approval is obtained. On or before [ * ] (such date, the “Trigger Date”), Medivation shall elect either to: (x) continue to maintain in full force and effect this Agreement, in which event Medivation shall deliver to CureTech a written notice of its decision (the “Continuation Notice”); or (y) terminate this Agreement immediately in its entirety, in which event Medivation shall deliver to CureTech a written notice of its decision to terminate (the “Termination Notice”).

2.9.2 If Medivation delivers a Continuation Notice under Section 2.9.1 and CureTech has delivered to Medivation on or before the Shareholder Vote Date documentation of a CBI Positive Shareholder Vote, then the upfront payment set forth in Section 4.1.2 shall apply (and not that set forth in Section 4.1.3), and the applicable royalty rate shall be as set forth in Section 4.3.1 (and not that set forth in Section 4.3.2).

2.9.3 If, however, Medivation delivers a Continuation Notice, and CureTech has failed to deliver to Medivation on or before the Shareholder Vote Date

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documentation of a CBI Positive Shareholder Vote (either due to the fact that CBI failed to put such vote to its shareholders, or because they did not vote to so approve the Guaranty), then the upfront payment set forth in Section 4.1.3 shall apply (and not that set forth in Section 4.1.2), and the applicable royalty rate shall be at a reduced rate, as set forth in Section 4.3.2 (and not that rate set forth in Section 4.3.1).

2.9.4 For the avoidance of doubt, if Medivation delivers a Termination Notice, then no payments shall be due to CureTech under Sections 4.1, 4.2, 4.3, or any other provision of this Agreement. In addition, within five (5) days after the date that is the earlier of (x) termination of this Agreement by Medivation pursuant to Section 2.9.1 or (y) the occurrence of the CBI Negative Shareholder Vote, CureTech shall refund to Medivation the amount of the Initial License Agreement Payment, by wire transfer of immediately available funds to a bank account designated by Medivation (the “License Agreement Repayment”).

ARTICLE 3

RESEARCH, DEVELOPMENT, REGULATORY AND COMMERCIALIZATION

ACTIVITIES

3.1 Development.

3.1.1 Ongoing Development. The Parties acknowledge and agree that additional Development will be required to obtain Regulatory Approvals for the Licensed Products in the Territory. Medivation shall have the sole and exclusive right, at its sole cost and expense, to research and Develop (or have researched and Developed) the Licensed Products in the Territory. CureTech shall not, directly or indirectly, whether alone or together with a Third Party, Develop any Licensed Product for any purpose. CureTech shall, at Medivation’s written request and subject to Section 2.4, provide Medivation with transitional assistance on such Development activities, in addition to CureTech’s technology transfer obligations under the Manufacturing Agreement and under Section 2.3. [ * ].

3.1.2 Diligence. Medivation shall use Commercially Reasonable Efforts to Develop at least one (1) Licensed Product comprising the Existing Molecule, and if successful, to seek Regulatory Approval in the U.S. and a Major EU Market for one Indication, [ * ]. Except as set forth in this Section 3.1.2, Medivation shall have no other diligence obligations, express or implied, with respect to the Development of the Licensed Products in the Territory. Nothing in this Agreement shall be construed as requiring Medivation to Develop or otherwise Exploit more than one (1) Licensed Product, to Develop or otherwise Exploit any Licensed Product containing any Licensed Molecule other than the Existing Molecule, or to Develop or otherwise Exploit any Licensed Product if the Development or Commercialization of the Licensed Product comprising the Existing Molecule is discontinued.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.1.3 Development Reports. Medivation has shared, and shall from time to time hereafter share, with CureTech its plan for the Development of the Licensed Product comprising the Existing Molecule through initial Regulatory Approval in the U.S. Thereafter, at least [ * ] until initial Regulatory Approvals in the EU and the US of the first Licensed Product , Medivation shall provide a summary report to CureTech, in reasonable detail, [ * ] it being understood that all such reports would be deemed Confidential Information of Medivation under this Agreement.

3.1.4 Safety Data Exchange Agreement. As soon as reasonably practicable after the Effective Date, but in no event later than 90 days after delivery of the Continuation Notice, the pharmacovigilance departments of both Parties shall meet and agree on a safety data exchange agreement (“Safety Data Exchange Agreement”).

3.1.5 Development Standards. Medivation will conduct Development of the Licensed Molecules or the Licensed Products, including any and all pre-clinical and clinical studies related to the Licensed Molecules and Licensed Products, in accordance with good laboratory and clinical (if applicable) practice and Applicable Law. Medivation will employ Persons with appropriate education, knowledge and experience to conduct and to oversee the conduct of the pre-clinical and clinical studies with respect to the Licensed Molecule and Licensed Products.

3.2 Regulatory Matters.

3.2.1 Assignment of Regulatory Documentation. CureTech hereby assigns to Medivation all of its right, title and interest in and to all Regulatory Documentation, including, to the extent permitted by Applicable Law, all Regulatory Approvals, owned or Controlled by CureTech or any of its Affiliates as of the Effective Date that pertain to the Licensed Product (such Regulatory Documentation, “CureTech Assigned Regulatory Documentation”). CureTech shall duly execute and deliver, or cause to be duly executed and delivered, in each case at its cost and expense, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under, or as Medivation may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto Medivation its rights under, this Section 3.2.1.

3.2.2 Regulatory Approvals.

(a) As between the Parties, Medivation shall have the sole and exclusive right to prepare, obtain, and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and to conduct communications with the Regulatory Authorities, for the Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to Development activities with respect to the Licensed Molecules or Licensed Products). CureTech shall support Medivation, as may be request and reasonably necessary, for obtaining Regulatory Approvals for the Licensed Products in the Territory,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and in the activities in support thereof, including providing all documents or other materials in CureTech’s possession or control as may be necessary or useful for Medivation to obtain Regulatory Approvals.

(b) All Regulatory Documentation (including all Regulatory Approvals) relating to the Licensed Products with respect to the Territory granted after the Effective Date shall be owned by, and shall be the sole and exclusive property and held in the name of, Medivation or its designated Affiliate, Sublicensee, or where required by Applicable Law, designee.

3.2.3 Complaints. CureTech shall maintain a record of any and all complaints it receives with respect to the Licensed Products. CureTech shall notify Medivation in reasonable detail of any complaint received by it within two Business Days after receipt, and in any event in sufficient time to allow Medivation to comply with all Applicable Laws in any country in the Territory. Notification of product complaints shall also be described in the Quality Agreement to be entered into between Medivation and CureTech.

3.3 Commercialization.

3.3.1 In General. Medivation (itself or through its Affiliates or Sublicensees) shall have the sole and exclusive right, at its sole cost and expense, to Commercialize (or have Commercialized) the Licensed Product in the Territory.

3.3.2 Diligence. Medivation shall use Commercially Reasonable Efforts to Commercialize at least one (1) Licensed Product comprising the Existing Molecule in [ * ] following receipt of Regulatory Approval therefor in such country. Except as set forth in this Section 3.3.2, Medivation shall have no other diligence obligations, express or implied, with respect to the Commercialization of the Licensed Products in the Territory. Nothing in this Agreement shall be construed as requiring Medivation to Commercialize or otherwise Exploit more than one (1) Licensed Product, to Commercialize or otherwise Exploit any Licensed Product containing any Licensed Molecule other than the Existing Molecule, or to Commercialize or otherwise Exploit any Licensed Product if the Development or Commercialization of Existing Molecule is discontinued.

3.3.3 Booking of Sales; Distribution. Medivation shall have the sole and exclusive right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and perform or cause to be performed all related services. As between the Parties, Medivation shall have the sole right to handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Territory.

3.3.4 Product Trademarks. As between the Parties, Medivation shall have the sole right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products in the Territory. CureTech shall not, and shall not permit its Affiliates to, (i) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part)

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of the Product Trademarks, and (ii) do any act that would reasonably be expected to endanger, destroy, or similarly affect, in any material respect, the value of the goodwill pertaining to the Product Trademarks. CureTech shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of any Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

ARTICLE 4

FINANCIAL TERMS; PAYMENTS AND RECORDS

4.1 Upfront Payments.

4.1.1 Initial Payment. Within five (5) days after the Effective Date, in partial consideration of, and as a condition to, the rights granted by CureTech to Medivation hereunder, Medivation shall pay to CureTech a one-time payment of [ * ] (“Initial License Agreement Payment”).

4.1.2 Remaining Upfront Payment in Event of CBI Positive Shareholder Vote. If Medivation delivers a Continuation Notice under Section 2.9.1, and CureTech has delivered documentation of a CBI Positive Shareholder Vote on or before the Shareholder Vote Date, then within five (5) days after the date of delivery of such Continuation Notice, in partial consideration of the rights granted by CureTech to Medivation hereunder, Medivation shall pay to CureTech a one-time payment of [ * ]. For clarity, in such event no amount would be due and owing under Section 4.1.3.

4.1.3 Remaining Upfront Payment in Event of No CBI Positive Shareholder Vote. If Medivation delivers a Continuation Notice under Section 2.9.1, and CureTech fails to deliver a CBI Positive Shareholder Vote on or before the Shareholder Vote Date, then within five (5) days after the date of delivery of such Continuation Notice, in partial consideration of the rights granted by CureTech to Medivation hereunder, Medivation shall pay to CureTech a one-time payment of [ * ]. For clarity, in such event no amount would be due and owing under Section 4.1.2.

4.1.4 License Agreement Repayment. If the License Agreement Repayment became due and owing following the occurrence of the CBI Negative Shareholder Vote and CureTech paid the License Agreement Repayment to Medivation, and thereafter, Medivation delivers a Continuation Notice under Section 2.9.1, then (i) [ * ] or (ii) [ * ].

4.2 Milestones.

4.2.1 Development and Regulatory Milestones. In partial consideration of the rights granted by CureTech to Medivation hereunder and subject to the terms and conditions set forth in this Agreement, Medivation shall pay to CureTech the applicable milestone payment within [ * ] after the achievement of each of the following milestone events with respect to any Licensed Product containing the Existing Molecule (and Medivation shall inform CureTech in writing within [ * ] of the achievement of any such milestone):

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[ * ]

*[ * ].

4.2.2 [ * ] “Acceptance” means, with respect to the BLA, the receipt by Medivation or its Affiliate or Sublicensee of a letter from the FDA with respect to such BLA indicating that such BLA has been accepted for filing and further FDA review. “Validation” means the receipt by Medivation or its Affiliate or Sublicensee of confirmation from the EMA that the MAA submission is sufficiently complete to begin the formal review process. “Submission” means the submission by Medivation or its Affiliate or Sublicensee of the Drug Approval Application to the Pharmaceuticals and Medical Devices Agency in Japan. [ * ]

4.2.3 Medivation shall have the right to [ * ] from the [ * ] milestone above of [ * ] an amount equal to [ * ] if the [ * ], and upon delivery of [ * ] to CureTech within thirty (30) days after such delivery.

4.2.4 Sales-Based Milestones. In partial consideration of the license rights granted by CureTech to Medivation hereunder and subject to the terms and conditions set forth in this Agreement (including Section 4.4), the first time that aggregate Net Sales of all Licensed Products in the Territory in a Calendar Year equals or exceeds a threshold (each, a “Net Sales Milestone Threshold”) set forth in the left-hand column of the table immediately below, Medivation shall pay to CureTech a milestone payment in the corresponding amount set forth in the right-hand column below (each, a “Sales-Based Milestone Payment”). Each Sales-Based Milestone Payment shall be due within [ * ] days after the end of the Calendar Quarter in which the corresponding Net Sales Milestone Threshold was achieved, and shall be due only once under this Agreement when such Net Sales Milestone Threshold is reached for the first time in a Calendar Year.

Net Sales Milestone Threshold for a particular Calendar Year	Sales-Based Milestone Payment Amount
$400,000,000	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

4.2.5 One Time Payments. Each milestone payment in this Section 4.2 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether by the same or a different Licensed Product. The maximum aggregate amount payable by Medivation (a) pursuant to Section 4.2.1 is [ * ] and (b) pursuant to Section 4.2.4 is $245,000,000.

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4.3 Royalties.

4.3.1 Royalty Rates in the Territory. As further consideration for the rights granted to Medivation hereunder and subject to the terms and conditions set forth in this Agreement (including Section 4.3.3 and Section 4.4), during the Royalty Term Medivation shall pay to CureTech a royalty on the aggregate Net Sales of all Licensed Products in the Territory during each Calendar Year at the following rates:

Aggregate Net Sales of all Licensed Products in the Territory	Royalty Rate
[ * ]	[	* ]
[ * ]	[	* ]
[ * ]	[	* ]
[ * ]	[	* ]

4.3.2 Alternative Royalty Rate in Event of No CBI Positive Shareholder Vote. If Medivation delivers a Continuation Notice under Section 2.9.1, and CureTech fails to deliver a CBI Positive Shareholder Vote on or before the Shareholder Vote Date under Section 2.9.1, then as further consideration for the rights granted to Medivation hereunder and subject to the terms and conditions set forth in this Agreement (including Section 4.3.3 and Section 4.4), during the Royalty Term Medivation shall pay to CureTech a royalty on the aggregate Net Sales of all Licensed Products in the Territory during each Calendar Year at the following rates:

Aggregate Net Sales of all Licensed Products in the Territory	Royalty Rate
[ * ]	[	* ]
[ * ]	[	* ]
[ * ]	[	* ]
[ * ]	[	* ]

4.3.3 Royalty Rate for Non-Patented Products. Notwithstanding Section 4.3.1 and Section 4.3.2, for any Licensed Product for which there is no Valid Claim of a CureTech Patent claiming the composition of the Licensed Molecule contained in such Licensed Product in the country in which sold, or claiming its use in an Indication for which Regulatory Approval has been obtained by Medivation for such Licensed Product in such country (because no such Valid Claims exist or existed during the Royalty Term for such Licensed Product in such country), either (i) [ * ]; or (ii) [ * ].

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4.3.4 Royalty Term. Notwithstanding anything to the contrary herein, Medivation shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country after the Royalty Term for such Licensed Product in such country has expired, and the Net Sales of any Licensed Product in any country after such Royalty Term expiration in such country shall not be counted towards the aggregate Net Sales for the purpose of determining the royalty rate in Section 4.3.1 or Section 4.3.2, as applicable. Following the expiration of the Royalty Term with respect to any Licensed Product in any country, the grants in Section 2.1 shall become exclusive, fully-paid, royalty-free, perpetual and irrevocable with respect to such Licensed Product in such country.

4.4 Reductions and Offsets. Notwithstanding Section 4.2 and Section 4.3:

4.4.1 In the event that, during the Royalty Term for a Licensed Product in any country in the Territory, unit sales of all Biosimilar Products with respect to such Licensed Product in such country in a Calendar Quarter equal or exceed [ * ] of the sum of unit sales of such Licensed Product and all Biosimilar Products with respect to such Licensed Product in such country (“Biosimilar Competition”), then, [ * ].

4.4.2 If, during the Term, in the reasonable opinion of Medivation, the Exploitation of any Licensed Molecule or any Licensed Product by Medivation or any of its Affiliates or its and their respective Sublicensees in any country in the Territory infringes or misappropriates, or is reasonably expected to infringe or misappropriate, any Patent, trade secret, or other intellectual property right of a Third Party in such country (which such Third Party is not [ * ], then Medivation shall have the first right, but not the obligation, to negotiate and obtain a license from such Third Party as necessary or useful for Medivation and its Affiliates and its and their respective Sublicensees to Exploit such Licensed Molecule or such Licensed Product in such country. If, pursuant to the immediately foregoing sentence, Medivation obtains a license from a Third Party under a Patent or trade secret owned or otherwise controlled by such Third Party that claims a Licensed Product, its use or manufacture in a particular country, Medivation shall be entitled to [ * ] (“Third Party Payments”); provided, however, that [ * ]; and provided, further, that any Third Party Payments [ * ]. For clarity, CureTech shall be responsible for any and all payment obligations to any Third Party that exist, known or unknown, as of the Effective Date, including all payments under any [ * ] Agreements, and payments owed under Section 4.4.5 .

4.4.3 Notwithstanding the above, if at any time a Third Party in any country shall, under the right of a Compulsory License manufacture, use, sell, offer to sell, or import any Licensed Product with respect to which royalties would be payable hereunder, Medivation may [ * ].

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4.4.4 As between Medivation and CureTech, CureTech shall, either by itself or through any of its Affiliates, be solely responsible for any and all payments due to (i) MOR [ * ]; and (ii) [ * ] pursuant to the [ * ] Agreements.

4.4.5 With respect to any claim brought against either Medivation or any of its Affiliates, or against CureTech or any of its Affiliates arising after the Effective Date by or on behalf of any Third Party [ * ]:

[ * ].

4.5 Royalty Payments and Reports. Medivation shall calculate all amounts payable to CureTech pursuant to Section 4.2 and Section 4.3 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 4.7. Within [ * ] days after the end of each Calendar Quarter during which there are Net Sales giving rise to a payment obligation under this Article 4, Medivation shall submit to CureTech a report identifying, [ * ]. Concurrently with each such report, Medivation shall pay to CureTech all sales milestones and royalties payable by it pursuant to Section 4.2 or Section 4.3, as applicable.

4.6 Estimated Sales Levels. CureTech acknowledges and agrees that (a) sales levels set forth in Section 4.2.4 and Section 4.3.1 shall not be construed as representing an estimate or projection of anticipated sales of the Licensed Products, or implying any level of diligence or Commercially Reasonable Efforts, in the Territory and (b) such sales levels are merely intended to define Medivation’s royalty and other payment obligations, as applicable, in the event such sales levels are achieved.

4.7 Mode of Payment; Offsets. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party designates by notice to the paying Party; provided, however, that such notice must be provided at least [ * ] Business Days prior to the date on which such payment is due. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using [ * ].

4.8 Taxes.

4.8.1 Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

4.8.2 Tax Cooperation. To the extent any Party is required to deduct and withhold taxes on any payment to the other Party, such Party shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the other Party an official tax certificate or other evidence of such withholding sufficient to enable such other Party to claim such payment of taxes. The other Party shall provide the paying Party any tax forms that may be reasonably necessary in order for the

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paying Party not to withhold tax or to withhold tax at a reduced rate under an applicable law or bilateral income tax treaty. Notwithstanding anything to the contrary, the paying Party shall determine, at its sole discretion, as to whether any such withholding is required by Applicable Laws. Each Party shall provide the other with reasonable assistance to enable the recovery or exemption, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. For clarity, Medivation shall not be responsible for any gross-up of withholding tax required to be deducted from any payments to CureTech related to this Agreement.

4.9 Financial Records. Medivation shall, and shall cause its Affiliates and its and their respective Sublicensees to, keep complete and accurate books and records pertaining to Net Sales of Licensed Products in sufficient detail to calculate all amounts payable hereunder. Medivation shall, and shall cause its Affiliates and its and their respective Sublicensees to, retain such books and records until the later of (a) [ * ], and (b) [ * ].

4.10 Audit.

4.10.1 Procedures. At the request of CureTech, Medivation shall, and shall cause its Affiliates and its and their respective Sublicensees to, permit an independent auditor designated by CureTech and reasonably acceptable to the Medivation, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 4.9 to ensure the accuracy of all reports and payments made hereunder; provided, however, that neither Medivation nor any of its Affiliates or Sublicensees shall be obligated to make such books and records available to such auditor until such auditor has entered into a confidentiality agreement in a form reasonably acceptable to Medivation. Any such audit may not (a) be conducted for any Calendar Quarter more than [ * ] after the end of such Calendar Quarter, (b) be conducted more than [ * ] or (c) be repeated for any Calendar Quarter. The cost of any such audit shall be borne by CureTech, unless such audit reveals a variance of more than [ * ] from the reported amounts, in which case Medivation shall bear the cost of the audit. Unless disputed pursuant to Section 4.10.2, if an audit concludes that (x) additional amounts were owed by Medivation for the audited period, Medivation shall pay such additional amounts, or (y) excess payments were made by Medivation, CureTech shall reimburse such excess payments, in either case ((x) or (y)), within [ * ] days after the date on which such audit is completed by CureTech.

4.10.2 Audit Dispute. In the event of a dispute with respect to any audit conducted under Section 4.10.1, CureTech and Medivation shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [ * ] days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Accountant”). The decision of the Accountant shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Accountant shall determine. If the

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Accountant concludes that (x) additional amounts were owed by Medivation for the audited period, Medivation shall pay such additional amounts, or (y) excess payments were made by Medivation, CureTech shall reimburse such excess payments, in either case ((x) or (y)), within [ * ] days after the date on which such decision is made by the Accountant.

4.10.3 Confidentiality. CureTech shall treat all information subject to review under this Article 4 in accordance with the confidentiality provisions of Article 6 and the Parties shall cause the Accountant to enter into a confidentiality agreement in a form reasonably acceptable to Medivation with Medivation obligating the Accountant to retain all such financial information in confidence pursuant to such confidentiality agreement.

4.10.4 Right to Offset in the Event of a Breach. Each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement, including pursuant to Article 8 or in connection with any breach, against any payments owed by such first Party to such other Party under this Agreement. Such offsets shall be in addition to any other rights or remedies available under this Agreement or Applicable Law.

ARTICLE 5

INTELLECTUAL PROPERTY

5.1 Ownership of Intellectual Property.

5.1.1 Ownership of Newly Generated Technology. As between the Parties, Medivation shall own and retain all right, title, and interest in and to any and all: Information and inventions that are conceived, discovered, developed, or otherwise made solely by or on behalf of either Medivation or CureTech or any of its Affiliates in connection with the activities conducted under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto, including any such Information or invention or any Patent or intellectual property rights with respect thereto created or generated solely or by CureTech or any of its Affiliates or jointly with Medivation or any of its Affiliates (the “Collaboration IP”), and CureTech agrees to assign and hereby assigns to Medivation all right, title and interest in and to any such Collaboration IP. CureTech shall, without additional compensation, cooperate to make any necessary assignments to fully effect the ownership provided for in this Section 5.1.1.

5.1.2 Ownership of Product Trademarks. As between the Parties, Medivation shall own all right, title, and interest to the Product Trademarks in the Territory and CureTech agrees to assign and hereby assigns to Medivation all right, title and interest it currently has or may obtain in and to any such Product Trademarks.

5.1.3 Ownership of Corporate Names. As between the Parties, each Party shall retain all right, title and interest in and to its corporate names.

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5.2 Maintenance and Prosecution of Patents.

5.2.1 Patent Prosecution and Maintenance of CureTech Patents. CureTech shall have the right through the use of outside counsel reasonably acceptable to Medivation, to prepare, file, prosecute, and maintain the CureTech Patents in each country in the Territory and to be responsible for any related interferences, derivations, re-issuances, re-examinations, opposition and other post grant proceedings with respect thereto. CureTech shall provide Medivation with copies of all correspondence it receives from the US Patent and Trademark Office (the “USPTO”), the European Patent Office (“EPO”) and equivalent patent offices in foreign jurisdictions, relating to the CureTech Patents. Before CureTech submits any material filing or response to such patent authorities with respect to the CureTech Patents, CureTech shall provide Medivation with drafts of such filing or response and provide Licensee with a reasonable opportunity to review and comment on such filing or response. CureTech shall not unreasonably reject the requests or suggestions of Medivation with respect to such CureTech drafts or with respect to strategies for filing and prosecuting the CureTech Patents in the Territory. CureTech shall not prosecute the CureTech Patents pursuant to this Section 5.2.1 in a manner that would reasonably be expected to have a material adverse effect on the Commercialization of the Licensed Products in the Territory without Medivation’s prior written consent. CureTech shall not abandon any CureTech Patents in a country in the Territory without providing Medivation at least [ * ] days’ prior written notice and first obtaining Medivation’s written consent to do so. If CureTech decides to abandon any CureTech Patent, (x) Medivation shall, at its sole cost and expense (subject to clause (z) below, have the option to continue to prosecute and maintain any such abandoned CureTech Patent in CureTech’s name, (y) CureTech shall not have the right to review and comment on the documentation, filings and communications with patent offices related to any such abandoned CureTech Patents, and (z) the claims within such CureTech Patents shall no longer be deemed Valid Claims for the purpose of calculating the Royalty Term for the applicable Licensed Product in the applicable country. Medivation shall reimburse CureTech its reasonable out-of-pocket expenses incurred in the preparation, filing, prosecution and maintenance of the CureTech Patents filed after the Effective Date under this Section 5.2.1, within [ * ] days of Medivation’s receipt of an invoice therefor.

5.2.2 Patent Prosecution and Maintenance of Medivation Patents. As between the Parties, Medivation shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain any Patents owned or Controlled by Medivation or any of its Affiliates that claim any Licensed Molecule or Licensed Product or the Exploitation thereof, including any Patents covering the Collaboration IP (the “Medivation Patents”) worldwide, at Medivation’s sole cost and expense.

5.2.3 Patent Term Extension and Supplementary Protection Certificate. As between the Parties, Medivation shall have the sole right to make decisions regarding, and to apply for, patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for the CureTech Patents, Collaboration IP and the Medivation Patents in any country in the Territory. In the event that applicable law in any country in the Territory

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provides for the extension of the term of any patent included among CureTech Patents, Medivation Patents and Collaboration IP claiming Licensed Products, such as under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (hereinafter the “Hatch-Waxman Act”), the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country, Medivation shall apply for and use its reasonable efforts to obtain such an extension or, should the law require CureTech to so apply, CureTech agrees to do so at Medivation’s request. CureTech agrees to cooperate with Medivation or its Affiliate or Sublicensee, as applicable, in obtaining such extensions and shall execute such documents and take such additional action as Medivation may reasonably request in connection therewith.

5.2.4 Patent Listings. As between the Parties, Medivation shall have the sole right to make and submit all filings with Regulatory Authorities in the Territory with respect to the CureTech Patents, Collaboration IP and the Medivation Patents. Medivation shall make, in its sole discretion, any determination with respect to the strategy for CureTech Patents, Medivation Patents and Collaboration IP claiming Program Licensed Molecules or Licensed Products with respect to patent listings, certifications, notices and patent enforcement procedures under the Hatch-Waxman Act, the Biologics Price Competition and Innovation Act of 2009, the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 in the European Union or other international equivalents (hereinafter the “BPCIA”). CureTech shall cooperate, as reasonably requested by Medivation, in connection with the foregoing. CureTech hereby authorizes Medivation to (a) provide in any NDA or BLA or in connection with the BPCIA a list of patents which includes CureTech Patents and Collaboration IP claiming Licensed Molecules or Licensed Products and such other information as Medivation believes is appropriate; (b) exercise any rights that may otherwise be exercisable by the patent owner under the BPCIA and (c) exercise any rights that may be exercisable as reference product sponsor under the BPCIA, including: (i) providing a list of patents that relate to the Licensed Product including CureTech Patents and Collaboration IP claiming Licensed Molecules or Licensed Products, (ii) engaging in the patent resolution provisions of the BPCIA, and (iii) determining which patents will be the subject of immediate patent infringement action under Section 351(l)(6) of the Biologics Price Competition and Innovation Act.

5.2.5 Cooperation. With respect to each CureTech Patent, the Party that is not preparing, filing, prosecuting or maintaining such Patent pursuant to Section 5.2.1, Section 5.2.2 or Section 5.2.3, or applying for a patent term extension for such Patent pursuant to Section 5.2.3, or making a filing with a Regulatory Authority with respect to such Patent pursuant to Section 5.2.4 (such Party in each case, the “Non-Prosecuting Party”) shall, at such Non-Prosecuting Party’s sole cost and expense, cooperate fully with the other Party (the “Prosecuting Party”) in the preparation, filing, prosecution, maintenance, and listing of such Patent under this Agreement, at the non-prosecuting Party’s sole cost and expense; provided that Medivation shall reimburse CureTech its reasonable out-of-pocket expenses incurred under this Section 5.2.5, within [ * ] days of Medivation’s receipt of an invoice therefor. Such cooperation shall include:

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(a) executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) effectuate the ownership of intellectual property set forth in Section 5.1; (ii) enable the Prosecuting Party to prepare, file, prosecute and maintain the CureTech Patents and the Medivation Patents in the Territory; and (iii) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the CureTech Patents and Medivation Patents in the Territory, in each case ((i), (ii), and (iii)) to the extent provided for in this Agreement;

(b) promptly informing the Prosecuting Party of any matters coming to the Non-Prosecuting Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such CureTech Patents in the Territory;

(c) with respect to patent extensions, taking such action as patent holder as may be required under any Applicable Law to obtain a patent extension or supplementary protection certificate;

(d) with respect to patent listings made by Medivation pursuant to Section 5.2.4, (i) providing to Medivation all Information necessary or reasonably useful to enable Medivation to make such filings with Regulatory Authorities, including a correct and complete list of CureTech Patents covering any Licensed Product and (i) cooperating with Medivation’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((i) and (ii)), to the extent required or permitted by Applicable Law; and

(e) providing the Prosecuting Party with reasonable access during normal business hours to all records and personnel necessary or reasonably useful for the preparation, filing, prosecution, maintenance or listing of the applicable Patent, including inventor declarations, laboratory notes and notebooks.

5.3 Enforcement of Patents.

5.3.1 Each Party shall promptly notify the other Party in writing of (a) any alleged or threatened infringement of any CureTech Patent or Collaboration IP in any jurisdiction in the Territory or (b) any certification filed under the Hatch-Waxman Act or the notice of the filing of an application under Section §351(k) of the Biologics Price Competition and Innovation Act, including, but not necessarily limited to, notices pursuant to §§101 and 103 of the Hatch-Waxman Act from Persons who have filed an abbreviated new drug application or a 505(b)(2) application, or a §351(k) application under the Biologics Price Competition and Innovation Act, or any foreign equivalent of any of the foregoing, claiming that a CureTech Patent or Collaboration IP claiming a Licensed Product is invalid or that infringement thereof will not arise from the manufacture, use or sale of any Licensed Product by a Third Party., in each case ((a) and (b)) of which such Party becomes aware (an “Infringement”). In any event, such notification and copies thereof shall be provided to the other Party within [ * ] days after receipt of such certification.

5.3.2 Enforcement of CureTech Patents and Collaboration IP. As between the Parties, Medivation shall have the first right, but not the obligation, to initiate

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an infringement action against any Infringement with respect to any CureTech Patent or patent within Collaboration IP, including as a defense or counterclaim in connection with any Third Party Infringement Claim in the Territory. In the event Medivation initiates any such action, CureTech shall have the right to join as a party to such action and participate with its own counsel at its sole cost and expense; provided, however, that Medivation shall retain control of such action, including the response to any defense or defense of any counterclaim raised in connection therewith. If Medivation does not take commercially reasonable steps to initiate an infringement action against any Infringement by the earlier of (a) the date that is [ * ] days following the date first notice is provided per Section 5.3.1 above with respect to such Infringement, or (b) [ * ] Business Days before the time limit, if any, set forth in Applicable Law for filing of such infringement actions, then (x) Medivation shall so notify CureTech and (y) CureTech may initiate an infringement action against Infringement.

5.3.3 Enforcement of Medivation Patents. Medivation shall have the sole right, but not the obligation, to initiate an infringement action against any Infringement of the Medivation Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, worldwide, at its sole cost and expense, and Medivation shall retain control of such action.

5.3.4 Cooperation. The Parties agree to cooperate fully in any infringement action initiated pursuant to this Section 5.3, including, in the case of CureTech, by making the inventors (to the extent available) of the relevant Patents reasonably available to Medivation upon Medivation’s request and expense. Where a Party initiates such an infringement action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring an infringement action shall have the right to settle such action; provided, however, that neither Party shall have the right to settle any infringement action under this Section 5.3 in a manner that has a material adverse effect on the rights or interest of the other Party under this Agreement, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with any activities with respect to any infringement action initiated pursuant to this Section 5.3, the controlling Party shall: (a) keep the other Party reasonably informed regarding its actions with respect to such infringement action; (b) consult with the other Party as to the strategy for such infringement action; (c) provide the other Party with drafts of all material official papers and statements prior to their submission in such infringement action, in sufficient time to allow the other Party to review, consider and substantively comment thereon; and (d) reasonably consider the other Party’s comments on all such official papers and statements. For the avoidance of doubt, [ * ].

5.3.5 Costs and Recovery. The out-of-pocket costs and expenses incurred by or on behalf of Medivation relating to any infringement action commenced by Medivation pursuant to this Section 5.3 shall be paid by Medivation and, at Medivation’s election, Medivation shall be entitled to [ * ]. For clarity, if CureTech elects to participate in any infringement action commenced by Medivation pursuant to this Section 5.3 by joining as a party to such action and participating with its own counsel at its sole cost and expense, or

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CureTech initiates an infringement action pursuant to Section 5.3.2(y), or otherwise participates, [ * ]. The costs and expenses relating to any infringement action commenced by CureTech pursuant to this Section 5.3 shall be solely borne by CureTech. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of any infringement action against an Infringement (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their out-of-pocket costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be, (a) with respect to any infringement action commenced by Medivation pursuant to this Section 5.3, [ * ].

5.4 Invalidity or Unenforceability Defenses or Actions.

5.4.1 Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any CureTech Patent, Medivation Patent, or patent within Collaboration IP by a Third Party, including in a declaratory judgment action or similar action or claim filed by a Third Party or as a defense or as a counterclaim in any infringement action, of which such Party becomes aware.

5.4.2 CureTech Patents and Collaboration IP. Medivation shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of any CureTech Patent or any Collaboration IP in the Territory. CureTech may participate in any such defense in the Territory with counsel of its choice at its sole cost and expense; provided, however, that Medivation shall retain control of the defense. If Medivation elects not to defend or control the defense of the validity and enforceability of any CureTech Patent in the Territory, or otherwise fails to initiate and maintain any such defense within [ * ] days after the applicable claim is filed, then CureTech may conduct and control such defense at its sole cost and expense.

5.4.3 Medivation Patents. Medivation shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Medivation Patents at its sole cost and expense worldwide.

5.4.4 Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 5.4, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any activities with respect to any defense of the validity and enforceability of any CureTech Patent in the Territory initiated pursuant to this Section 5.4, the controlling Party shall: (a) keep the other Party reasonably informed regarding its actions with respect to such defense; (b) consult with the other Party as to the strategy for such defense; (c) provide the other Party with drafts of all material official papers and statements prior to their submission in such defense, in sufficient time to allow the other Party to review, consider and substantively comment thereon; and (d) reasonably consider the other Party’s comments on all such official papers and statements. [ * ].

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5.4.5 Costs and Expenses. The out-of-pocket costs and expenses incurred by or on behalf of Medivation in connection with any defense commenced by Medivation pursuant to this Section 5.4 shall be paid by Medivation; provided, however that Medivation shall have the right to [ * ]. For clarity, if CureTech elects to participate in any such defense in the Territory with counsel of its choice at its sole cost and expense pursuant to Section 5.4.2, or CureTech conducts and controls such defense at its sole cost and expense pursuant to Section 5.4.2, or otherwise participates, [ * ].

5.5 Infringement Claims by Third Parties.

5.5.1 Notice. If the manufacture, sale, or use of a Licensed Product in the Territory pursuant to this Agreement results in any claim, suit, or proceeding by a Third Party alleging patent infringement by Medivation or any of its Affiliates or any of its or their respective Sublicensees (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an infringement action, Medivation shall promptly notify CureTech thereof in writing.

5.5.2 Control of Defense. Medivation shall have all rights to defend and control the defense of any such Third Party Infringement Claim, using counsel of its own choice. Without limitation of the foregoing, if Medivation finds it necessary or desirable to join CureTech in the defense of a Third Party Infringement Claim, CureTech shall execute all papers and perform such acts as shall be reasonably required at Medivation’s sole cost and expense. Medivation shall keep CureTech reasonably informed of all material developments in connection with any such Third Party Infringement Claim. [ * ].

5.5.3 Costs and Expenses. Except as otherwise provided in ARTICLE 8, the out-of-pocket costs and expenses incurred by or on behalf of Medivation in connection with or relating to any defense of a Third Party Infringement Claim with respect to a Licensed Product commenced by Medivation pursuant to this Section 5.5 shall be allocated between the Parties as follows: with respect to any Third Party Infringement Claim with respect to any Patent owned or otherwise controlled by a Third Party that claims the composition or therapeutic use of a Licensed Molecule, paid by Medivation, [ * ]. For clarity, if CureTech participates in any such Third Party Infringement Claim, [ * ].

5.6 Product Trademarks.

5.6.1 Prosecution of Product Trademarks. For clarity, Medivation shall have the right to register, prosecute, and maintain the Product Trademarks. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by Medivation. CureTech shall, at its sole cost and expense, provide all assistance and documents reasonably requested by Medivation in support of its prosecution, registration, and maintenance of the Product Trademarks.

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5.6.2 Enforcement of Product Trademarks. Medivation shall have the sole right to take such action as Medivation deems necessary against a Third Party based on any actual or threatened infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. Medivation shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 5.6.2 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

5.6.3 Third Party Claims. Medivation shall have the sole right to defend against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. Medivation shall bear the costs and expenses relating to any defense commenced pursuant to this Section 5.6. and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

ARTICLE 6

CONFIDENTIALITY AND NON-DISCLOSURE

6.1 Product Information. CureTech recognizes that by reason of, inter alia, Medivation’s status as an exclusive licensee pursuant to the grants under Section 2.1, Medivation has an interest in CureTech’s retention in confidence of certain CureTech Know-How. Accordingly, during the Term, CureTech shall, and shall cause its Affiliates and shareholders, including any of the Clal Entities, and its and their respective officers, directors, employees, and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose other than to fulfill CureTech’s obligations hereunder, any Information provided by or on behalf of CureTech to Medivation in connection with this Agreement (including its existence), whether prior to, on or after the Effective Date, relating to any Licensed Molecule or Licensed Product, or the Exploitation of any of the foregoing (the “Product Information”); except to the extent (a) the Product Information is in the public domain through no fault of CureTech, its Affiliates or any of its or their respective officers, directors, employees, shareholders or agents; or (b) such disclosure or use is expressly permitted under Section 6.3. For purposes of Section 6.3, Medivation shall be deemed to be the disclosing Party with respect to Product Information and Licensed Know-How (including any Licensed Know-How relating to the Manufacture of the Licensed Product) under Section 6.3 and CureTech shall be deemed to be the receiving Party with respect thereto. [ * ].

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6.2 Confidentiality Obligations.

6.2.1 At all times during the Term and for a period of [ * ] years thereafter, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party (including, in the case of CureTech, any shareholder of CureTech, including any Clal Entity) and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or reasonably useful for the performance of, or the exercise of such Party’s rights under, this Agreement. “Confidential Information” means any technical, business, or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on, or after the Effective Date, including any information relating to, any Licensed Molecule or any Licensed Product (including the Regulatory Documentation), any Development or Commercialization of any Licensed Molecule or any Licensed Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including CureTech Know-How), or the scientific, regulatory or business affairs or other activities of either Party.

6.2.2 [ * ]. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 6.2 with respect to any Confidential Information shall not include any information that:

6.2.3 is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no fault of the receiving Party in breach of this Agreement;

6.2.4 can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

6.2.5 is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

6.2.6 has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

6.2.7 can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be

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considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

CureTech and its Affiliates shall not disclose to their shareholders (including any of the Clal Entities) any Confidential Information of Medivation or Product Information beyond that minimum required to be disclosed to such shareholders by Applicable Law (or as necessary to enable such Clal Entities to fulfill their obligations under the Guaranty, as set forth in Section 6.5.4). If CureTech or its Affiliate is required by Applicable Law or Section 6.5.4 to disclose such Product Information or Confidential Information of Medivation to its shareholders, it will (i) submit the proposed disclosure in writing to Medivation as far in advance as reasonably practicable (and, where possible, not less than three (3) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon (which comments shall, to the extent possible, be taken into account). CureTech or its Affiliate shall accept all reasonable comments thereto by Medivation, (ii) limit such disclosure to the minimum and, to only that which is required by Applicable Law or Section 6.5.4, and (iii) use commercially reasonable efforts to seek confidential treatment of such information by such shareholder, to the extent such confidential treatment is applicable and reasonably available consistent with Applicable Law. Each Party shall be responsible for its own legal and other external costs and expenses in connection with the foregoing.

6.3 Mutual Permitted Disclosures. Subject to Section 6.5, each Party may disclose Confidential Information to the extent that such disclosure is:

6.3.1 made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of public filing required pursuant to securities laws or the rules of a stock exchange on which the securities of the disclosing Party or any Clal Entities are listed (or to which an application for listing has been submitted); provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if Confidential Information is disclosed by reason of said public filing, the receiving Party shall provide the Disclosing Party sufficient time in advance as reasonably practicable (and, where possible, not less than three (3) Business Days prior to the anticipated date of disclosure) so as to provide the Disclosing Party a reasonable opportunity to review and comment on said public filing (which comments shall, to the extent possible, be taken into account) and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order and to the minimum required under Applicable Law; or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.3.2 made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available.

6.4 Other Permitted Disclosures. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

6.4.1 made by such Party or any of its Affiliates or its or their respective sublicensees or licensors or to its or their attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, sublicensees, or any Regulatory Authorities, or other Third Parties for use by such Person as may be necessary or useful in connection with the Exploitation of any Licensed Molecule or any Licensed Product (including in connection with any filing, application or request for Regulatory Approval) by or on behalf of such Party in accordance with this Agreement, or otherwise in connection with the performance of such Party’s obligations or exercise of such Party’s rights as contemplated by this Agreement; or

6.4.2 made by or on behalf of such Party to potential or actual investors or acquirers as may be necessary or useful in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of Medivation pursuant to this Article 6 (with a duration of confidentiality and non-use obligations as appropriate that is no less than five years from the date of disclosure).

6.5 Registration, Filing and Disclosure of the Agreement.

6.5.1 The terms of this Agreement are confidential and shall not be disclosed by either Party except pursuant to this Section 6.5.

6.5.2 To the extent a Party determines in good faith that it is required by Applicable Law to publicly file or otherwise disclose the terms of this Agreement with a Governmental Entity, including public filings pursuant to securities laws or the rules of a stock exchange on which the securities of the disclosing Party or any of the Clal Entities are listed (or to which an application for listing has been submitted), such disclosing Party shall provide the proposed redacted form of this Agreement (or such other disclosure regarding the terms of this Agreement) to the other Party with a reasonable amount of time prior to filing or disclosure for the other Party to review and approve such redacted form or other disclosure regarding the terms of this Agreement (which approval shall not be unreasonably conditioned, withheld or delayed). The Party making such filing, registration, notification or disclosure shall submit this Agreement or such disclosure in a manner consistent with the agreed redaction or disclosure and shall use commercially reasonable efforts to seek confidential

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treatment for the redacted terms, to the extent such confidential treatment is applicable and reasonably available consistent with Applicable Law. Each Party shall be responsible for its own legal and other external costs and expenses in connection with any such filing, registration or notification.

6.5.3 Each Party may disclose to potential acquirers, partners and investors, in each case, pursuant to obligations of confidentiality no less stringent than those set forth in this Article 6, the terms of this Agreement

6.5.4 CureTech shall have the right to disclose the terms of this Agreement to those Clal Entities that are signatories to that certain Guaranty dated as of even date herewith, and to disclose Confidential Information of Medivation and Product Information to such Clal Entities, solely as and to the extent necessary to enable such Clal Entities to fulfill its obligations under such Guaranty, and such Clal Entities shall have the right to disclose the material terms of this Agreement or such Confidential Information or Product Information only as and to the extent set forth in such Guaranty.

6.6 Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 6.6 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted).

6.7 Public Announcements. The Parties have agreed upon the content of a joint press release that shall be issued substantially in the form attached hereto as Schedule 6.7, the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Neither CureTech nor any of its Affiliates shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without Medivation’s prior written consent, except and to the extent required by Applicable Law or stock exchange regulations; provided, that in the event CureTech is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, CureTech shall submit the proposed disclosure in writing to Medivation as far in advance as reasonably practicable (and, where possible, not less than three Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon, and CureTech shall accept all reasonable comments thereto by Medivation. Notwithstanding the foregoing, Medivation, its Affiliates and its and their respective Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Molecules or Licensed Products; provided, however, such disclosure is subject to the provisions of this Article 6 with respect to CureTech’s Confidential Information. Neither Party shall be required to seek the permission of the other Party to repeat any

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information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 6.7, provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

6.8 Publications. CureTech may not publish peer reviewed manuscripts, or provide other forms of public disclosure including abstracts and presentations, of results of studies or activities with respect to the Licensed Molecules or Licensed Products or CureTech Know-How, without the prior written consent of Medivation. Medivation shall be free to publicly disclose the results of, and information regarding, activities under this Agreement, subject to prior review by CureTech for issues of patentability and protection of its Confidential Information, in a manner consistent with Applicable Law and industry practices

6.9 Return of Confidential Information. Upon the effective date of the termination of this Agreement for any reason, upon the written request of a Party, the non-requesting Party shall either, at the requesting Party’s election: (a) promptly destroy all copies of Confidential Information in the possession of the non-requesting Party to which the non-requesting Party does not retain rights under the surviving provisions of this Agreement and confirm such destruction in writing to the requesting Party; or (b) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of Confidential Information in the possession of the non-requesting Party to which the non-requesting Party does not retain rights under the surviving provisions of this Agreement; provided, however, the non-requesting Party shall be permitted to retain one copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes. Notwithstanding the foregoing, the non-requesting Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by the non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the non-requesting Party’s standard archiving and back-up procedures, as well as one copy for legal, regulatory or corporate governance purposes, but not for any other use or purpose. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 6.2.1.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

7.1 Mutual Representations and Warranties. CureTech and Medivation each represents and warrants to the other, as of the Effective Date, that:

7.1.1 It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

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7.1.2 The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate: (a) such Party’s charter documents, bylaws, or other organizational documents; (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Entity presently in effect applicable to such Party.

7.1.3 This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

7.2 Additional Representations, Warranties and Covenants of CureTech. CureTech further represents and warrants to Medivation, as of the Effective Date, and covenants, as follows:

7.2.1 All CureTech Patents existing as of the Effective Date (the “Existing Patents”) are listed on Schedule 7.2.1 and all Existing Patents (a) are (i) to CureTech’s Knowledge, subsisting and are not invalid or unenforceable, in whole or in part and (ii) are solely and exclusively owned by CureTech and/or [ * ], free of any encumbrance, lien or claim of ownership by any other Third Party and (b) have been prosecuted, filed and maintained properly and correctly, and all applicable fees have been paid on or before the due date for payment. With respect to any pending applications included in Existing Patents, such applications are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and CureTech and its Affiliates have presented all relevant references, documents, or information of which it and, to CureTech’s Knowledge, the inventors are aware to the relevant patent examiner at the relevant patent office.

7.2.2 As described in Schedule 7.2.2, true, complete, and correct copies of the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Existing Patents have been made available to Medivation prior to the Effective Date.

7.2.3 The Existing Patents represent all Patents within CureTech’s or its Affiliates’ ownership or Control covering the Exploitation of the Licensed Molecules or the Licensed Products in the Territory as of the Effective Date. To CureTech’s or any of its Affiliate’s Knowledge, there is no Information owned or Controlled by CureTech or any of its Affiliates or any inventor of any invention within the CureTech Patents as of the Effective Date that relates to the Licensed Molecule or the Licensed Products that is not within the CureTech Know-How. All rights and licenses (other than by applicable regulatory and government authorities) that are required with respect to and under the Existing Patents and CureTech Know-How to Exploit the Licensed Molecule and Licensed Products have been granted to Medivation under Section 2.1, and there are no other such rights or licenses with respect to the Existing Patents and CureTech Know-How that would be required for Medivation to Exploit the Licensed Molecule and the Licensed Products.

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7.2.4 Each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending. No person (other than CureTech or [ * ]) has any ownership interest in any of the Existing Patents or inventions claimed therein.

7.2.5 None of CureTech, any of its Affiliates, any Clal Entity or, to CureTech’s Knowledge, [ * ] or [ * ]: (i) has, except as disclosed in Schedule 7.2.5(i), previously entered into any agreement, whether written or oral, that materially affects, or could reasonably be expected to materially affect, (a) any of the rights and licenses granted to or obligations imposed upon Medivation in this Agreement, or the legality, validity, enforceability or binding nature of this Agreement or such rights or obligations, (b) the Existing Patents, or any molecule claimed therein, or CureTech Know-How, or (c) the Exploitation of the Licensed Molecules or Licensed Products as contemplated herein; or (ii) has, except as disclosed in Schedule 7.2.5(ii), assigned, transferred, licensed, conveyed, or otherwise encumbered its right, title, or interest in or to (a) the Existing Patents or any molecule claimed therein, CureTech Know-How, CureTech Regulatory Documentation, the Licensed Molecules, or the Licensed Products (including by granting any covenant not to sue with respect thereto) or (b) any Patent or other intellectual property or proprietary right, Regulatory Documentation or Information that would be Existing Patents, CureTech Know-How, or CureTech Regulatory Documentation but for such assignment, transfer, license, conveyance, or encumbrance (in each case, (a) and (b), which assignment, transfer, license, conveyance, or other encumbrance of CureTech’s right, title, or interest, materially affects, or could reasonably be expected to materially affect, (1) any of the rights and licenses granted to or obligations imposed upon Medivation in this Agreement, or the legality, validity, enforceability or binding nature of this Agreement or such rights or obligations; (2) the Existing Patents, or any molecule claimed therein; CureTech Know-How; CureTech Regulatory Documentation; the Licensed Molecules; the Licensed Products; any Patent or other intellectual property or proprietary right, Regulatory Documentation or Information that would be Existing Patents, CureTech Know-How, or CureTech Regulatory Documentation but for such assignment, transfer, license, conveyance, or encumbrance; or (3) the Exploitation of the Licensed Molecules or Licensed Products as contemplated herein); and (iii) shall enter into any such agreements, grant any such right, title, or interest to any Person that is inconsistent with, or otherwise diminish the rights and licenses granted to Medivation under this Agreement.

7.2.6 Except as disclosed in Schedule 7.2.6, no Third Party has any right to, nor has it asserted any such right, to manufacture or supply any Licensed Molecule or Licensed Product, or any component thereof.

7.2.7 Except as disclosed in Schedule 7.2.7, no claim or litigation has been brought or, to the Knowledge of CureTech, threatened by any Person alleging that, and neither CureTech or any of its Affiliates has any Knowledge of any claim, whether or not asserted, that (a) any Existing Patent is invalid or unenforceable, or (b) the conception,

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reduction to practice, disclosing, copying, making, assigning, or licensing of the Existing Patents or the CureTech Regulatory Documents or the CureTech Know-How existing as of the Effective Date, or the Exploitation of the Licensed Molecules or Licensed Products as contemplated herein, violates, infringes, constitutes misappropriation or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person.

7.2.8 Subject to Schedule 7.2.8, to CureTech’s Knowledge, the Development, Manufacture and Commercialization of the Licensed Molecules as licensed hereunder will not infringe any Patent or other intellectual property or proprietary right of any Person.

7.2.9 Except as disclosed in Schedule 7.2.9, the Exploitation of the Licensed Molecules or the Licensed Products is not subject to any other license or agreement to which CureTech or any of its Affiliates is a party.

7.2.10 Except as disclosed in Schedule 7.2.10, the [ * ] Agreements specify completely and accurately the [ * ].

7.2.11 To CureTech’s or any of its Affiliate’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Existing Patents, any proprietary CureTech Know-How, or the Regulatory Documentation.

7.2.12 Each Person who is an inventor of or who has or has had any rights in or to any Existing Patents or any CureTech Know-How has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Existing Patents and CureTech Know-How to CureTech in all countries in which Existing Patents have been filed in the Territory.

7.2.13 CureTech has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between CureTech or any of its Affiliates, on the one hand, and any such Third Party, on the other hand, with respect to any Licensed Molecule or Licensed Product, and CureTech has the rights under each such agreement to transfer such rights, Information or other materials to Medivation and its designees and to grant Medivation the right to use such rights, Information or other materials in the Exploitation of the Licensed Molecule and the Licensed Products as contemplated hereunder without restriction.

7.2.14 Prior to the Effective Date, CureTech has provided to Medivation true and complete copies of all agreements between and/or among CureTech and any of its Affiliates and/or Third Parties that relate to the Licensed Molecules or Licensed Products[ * ].

7.2.15 The inventions claimed by the Existing Patents (a) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. Section

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201(e), and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, CureTech has made (and will make) available to Medivation all Regulatory Documentation, CureTech Know-How and other Information in its possession or Control regarding or related to any Licensed Molecule or any Licensed Product and all such Regulatory Documentation, CureTech Know-How and other Information are (and, if made available after the Effective Date, will be) true, complete, and correct. Without limiting the foregoing, CureTech has disclosed to Medivation all material information of which CureTech is aware regarding the safety or efficacy of any Licensed Molecule or any Licensed Product.

7.2.16 The proprietary CureTech Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of CureTech and its Affiliates no breach of such confidentiality has been committed by any Third Party.

7.2.17 Except as disclosed in Schedule 7.2.17, CureTech and its Affiliates have generated, prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with good laboratory and clinical (if applicable) practice and Applicable Law, and all such information is true, complete and correct and what it purports to be. All data contained within the Regulatory Documentation is owned by CureTech free and clear of all encumbrances, and CureTech has all rights to use, license, sublicense, and distribute such data. CureTech has delivered or made available to Medivation accurate and complete copies of: (A) each IND made on behalf of CureTech, including all related supplements, amendments and the like; and (B) all material correspondence with a Regulatory Authority concerning any Licensed Product or Licensed Molecule. CureTech has made available to Medivation each annual report filed by it with the FDA or any similar state or non-US Regulatory Authority with respect to any Licensed Molecule or Licensed Product.

7.2.18 Neither CureTech nor any of its Affiliates, nor any of its or their respective officers, employees, contractors or agents (a) has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of any Licensed Molecule or Licensed Product, (b) has failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of any Licensed Molecule or Licensed Product, or (c) has committed an act, made a statement, or failed to make a statement with respect to the Development of any Licensed Molecule or Licensed Product that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Federal Registry 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory. [ * ].

7.2.19 Prior to the Effective Date, CureTech has obtained the written approval and has satisfied any and all other obligations, conditions and prerequisites from the OCS that is or maybe necessary to execute and effectuate this Agreement.

7.2.20 CureTech and its Affiliates have conducted, and their respective contractors and consultants have conducted, all Development of the Licensed

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Molecules or the Licensed Products prior to the Effective Date, including any and all pre-clinical and clinical studies related to the Licensed Molecules and Licensed Products, in accordance with good laboratory and clinical (if applicable) practice and Applicable Law. No clinical trial of any Licensed Product or Licensed Molecule has been suspended, put on hold or terminated prior to completion, and no IND that is required to be submitted with the appropriate Regulatory Authority before beginning clinical testing in human subjects for the Licensed Product or Licensed Molecule has been suspended, withdrawn, rejected or refused, in each case, (i.e. with respect to clinical trials or IND submission), as a result of any action by a Regulatory Authority or voluntarily by CureTech based on any serious adverse effect or effects on human health. Except as disclosed in Schedule 7.2.20, CureTech has not received any notice or other communication indicating that a Regulatory Authority has commenced or threatened to initiate any action to withdraw approval or terminate clinical development of any Licensed Molecule or Licensed Product, or to enjoin or place any restriction on the testing of or any other activity with respect to same. CureTech and its Affiliates have employed (and, with respect to such tests and studies that CureTech will perform, will employ) Persons with appropriate education, knowledge and experience to conduct and to oversee the conduct of the pre-clinical and clinical studies with respect to the Licensed Molecule and Licensed Products

7.2.21 As of the Effective Date, CureTech is not in breach of, nor do any circumstances exist upon which [ * ] might claim that CureTech is in breach of, [ * ] Agreement, and nothing contained in this Agreement is in conflict with or shall constitute a violation of, [ * ] Agreement.

7.3 Additional Representations, Warranties and Covenants of the Parties. Each Party (or the specified Party, as applicable) further represents and warrants to the other Party, as of the Effective Date, and covenants, as follows:

7.3.1 Neither such Party nor any of its Affiliates has been debarred or is subject to debarment and neither such Party nor any of its Affiliates has used (or will use, as applicable) in any capacity in connection with the Development of any Licensed Molecule or Licensed Product, any Person who has been debarred pursuant to Section 306 of the FFDCA, or who is the subject of a conviction described in such section. Such party shall inform the other Party in writing promptly if it or any such Person used in any capacity in connection with the Development of any Licensed Molecule or Licensed Product is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person used in any capacity in connection with the Development of any Licensed Molecule or Licensed Product.

7.3.2 Compliance with Laws.

(a) Such Party shall comply with all Applicable Laws pertaining to the Development, use, import, export, transport, handling, storage, or distribution of the Licensed Molecules or the Licensed Products or otherwise pertaining to Exploitation of the Licensed Molecules or the Licensed Products or performance by such Party of its obligations under this Agreement, including the maintenance of ongoing quality assurance and testing procedures to comply with applicable regulatory requirements.

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(b) Such Party agrees, in its performance of this Agreement, to comply with all Applicable Laws, including the FCPA, U.S. Export Control Laws and Anti-Corruption Laws in the Territory.

(c) CureTech represents and warrants that it is not identified on the List of Specially Designated Nationals & Blocked Persons (“SDNs”) as designated by the U.S. Treasury Department’s Office of Foreign Assets Control. In connection with this Agreement, CureTech shall not sell any Licensed Molecules or the Licensed Products or engage in any other transaction in, to, or with (i) any of the following countries: Cuba, Iran, Sudan, North Korea, or Syria, or any other country that becomes subject to sanctions imposed by the U.S. Government, or (ii) any individual or entity that is listed in the following: (A) List of Specially Designated Nationals & Blocked Persons, Office of Foreign Assets Control, U.S. Treasury Department; (B) List of Debarred Parties, Directorate of Defense Trade Controls, U.S. State Department; (C) Denied Persons List, Bureau of Industry and Security, U.S. Department of Commerce; (D) Entity List, Bureau of Industry and Security, U.S. Department of Commerce; (E) Unverified List, Bureau of Industry and Security, U.S. Department of Commerce; or (F) the Palestinian Legislative Counsel (PLC) List, Office of Foreign Assets Control, U.S. Treasury Department. CureTech agrees that it will notify Medivation promptly upon the occurrence of any event that would breach this covenant or render this representation and warranty incorrect.

(d) CureTech represents and warrants that it shall take no action that would cause Medivation to be in violation of the FCPA, U.S. Export Control Laws or any other applicable Anti-Corruption Laws in the Territory. Further, CureTech shall immediately notify Medivation if CureTech has any information or suspicion that there may be a violation of the FCPA or any other Anti-Corruption Law in connection with the performance of this Agreement.

(e) CureTech and its employees and agents have not, and shall not, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value, to a Public Official or Entity or other person for purposes of corruptly obtaining or retaining business for or with, or directing business to, any Person, including, without limitation, Medivation or CureTech, by (i) influencing any official act, decision or omission of such Public Official or Entity; (ii) inducing such Public Official or Entity to do or omit to do any act in violation of the lawful duty of such Public Official or Entity; (iii) securing any improper advantage; or (iv) inducing such Public Official or Entity to affect or influence any act or decision of another Public Official or Entity.

(f) CureTech and its employees and agents have not and shall not directly or indirectly promise, offer or provide any corrupt payment, gratuity, emolument, bribe, kickback, excessive gift or hospitality or other illegal or unethical benefit to a customer or a Third Party customer or to a Public Official or Entity. In addition, CureTech and its employees and agents shall ensure that no part of any payment, commission, reimbursement or fee paid by

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Medivation pursuant to this Agreement or otherwise will be used directly or indirectly as a corrupt payment, gratuity, emolument, bribe, kickback, excessive gift or hospitality or other illegal or unethical benefit to a customer or to Third Party customer or to a Public Official or Entity.

(g) No owner, shareholder (direct or beneficial), officer, director, employee, third-party representative, agent, or other individual with any direct or indirect beneficial interest in CureTech or any immediate family relation of any such person (collectively, “Interested Persons”), is a Public Official or Entity. CureTech shall notify Medivation immediately if, during the term of this Agreement, (i) any Interested Person becomes a Public Official or Entity, or (ii) any Public Official or Entity acquires a legal or beneficial interest in CureTech.

(h) CureTech agrees that in the event that any of the covenants contained in this Section 7.3.2 are not complied with in accordance with their terms, Medivation shall have the right, at its sole discretion, to terminate this Agreement immediately upon written notice to CureTech. CureTech also agrees that any breach by it of any provision of this Section 7.3.2 shall entitle Medivation to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to Medivation.

(i) CureTech agrees to reasonably cooperate with Medivation with respect to any investigation or audit relating to the performance of this Agreement and the FCPA, U.S. Export Control Laws or any other Anti-Corruption Law in the Territory.

7.3.3 This Agreement, including without limitation, the representations and warranties of CureTech in this Agreement, and the information, documents and materials furnished to Medivation in connection with its period of diligence prior to the Effective Date, do not (a) contain any representation, warranty or information that is false or misleading with respect to any material fact, or contain any untrue statement of a material fact, (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading, or (c) contain any willful or fraudulent misrepresentation of material fact.

7.4 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

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ARTICLE 8

INDEMNITY

8.1 Indemnification Obligations.

8.1.1 Indemnification of CureTech. Medivation shall indemnify CureTech, its Affiliates and its and their respective directors, officers, employees, and agents (the “CureTech Indemnitees”), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of:

(a) the breach by Medivation of this Agreement;

(b) the gross negligence or willful misconduct on the part of any Medivation Indemnitee in performing Medivation’s obligations under this Agreement; or

(c) the Exploitation by Medivation or any of its Affiliates or its or their respective Sublicensees of any Licensed Product or Licensed Molecule in the Territory;

except, in each case ((a) through (c)), for those Losses for which CureTech has an obligation to indemnify any Medivation Indemnitee pursuant to Section 8.1.2, as to which Losses each Party shall indemnify each of the CureTech Indemnitees or Medivation Indemnitees, as applicable, to the extent of its respective liability for such Losses relative to the other Party.

8.1.2 Indemnification of Medivation; Cap. CureTech shall indemnify Medivation, its Affiliates and its and their respective directors, officers, employees, and agents (the “Medivation Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of:

(a) the breach by CureTech of this Agreement;

(b) the gross negligence or willful misconduct on the part of any CureTech Indemnitee in performing CureTech’s obligations under this Agreement;

(c) the Exploitation of any Licensed Molecule or Licensed Product anywhere in the Territory prior to the Effective Date by the CureTech Indemnitees; or

(d) the Exploitation of any Licensed Molecule or any Licensed Product in a Terminated Territory from and after the effective date of termination of this Agreement with respect to such Terminated Territory;

except, in each case ((a) through (d)), for those Losses for which Medivation has an obligation to indemnify any CureTech Indemnitee pursuant to Section 8.1.1, as to which Losses each Party shall indemnify each of the Medivation Indemnitees or the CureTech Indemnitees, as applicable, to the extent of its respective liability for such Losses relative to the other Party.

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Notwithstanding anything to the contrary, except with respect to the intentional misconduct or fraud of CureTech Indemnitees, CureTech’s liability for indemnification of Medivation under this Section 8.1.2 shall not exceed [ * ]. For clarity, the forgoing cap on liability shall not pertain to CureTech’s indemnification obligations under Section 4.4.5.

8.2 Indemnification Procedures.

8.2.1 Notice of Claim. All indemnification claims in respect of a Medivation Indemnitee or a CureTech Indemnitee shall be made solely by Medivation or CureTech, as applicable (each of Medivation or CureTech in such capacity, the “Indemnified Party”). The Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Claim Notice”) within [ * ] Business Days of becoming aware of any Third Party Claim asserted or threatened against a Medivation Indemnitee or a CureTech Indemnitee, as applicable, that could give rise to a right of indemnification under this Agreement, but in no event shall the Indemnifying Party be liable for any Losses to the extent such Losses result from any delay in providing such Indemnification Claim Notice. Each Indemnification Claim Notice must contain a description of the Third Party Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

8.2.2 Control of Defense. Except with respect to any Third Party Claim that is a Third Party Infringement Claim, the process for the defense of which shall be governed by Section 5.5, at its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [ * ] days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Medivation Indemnitee or CureTech Indemnitee, as applicable, in respect of such Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against a Medivation Indemnities’ or CureTech Indemnitees’, as applicable, claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Medivation Indemnitee or CureTech Indemnitee, as applicable, in connection with the Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 8.2.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Medivation Indemnitee or CureTech Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third

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Party Claim. If it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless a Medivation Indemnitee or CureTech Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of such Third Party Claim.

8.2.3 Right to Participate in Defense. Except with respect to any Third Party Claim that is a Third Party Infringement Claim, the process for the defense of which shall be governed by Section 5.5, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense unless (a) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 8.2.2 (in which case the Indemnified Party shall control the defense), or (c) the interests of the Indemnified Party and any Medivation Indemnitee or CureTech Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles (in which case the Indemnifying Party shall control its defense and the Indemnified Party shall control the defense of the Medivation Indemnitees or the CureTech Indemnitees, as applicable).

8.2.4 Settlement. With respect to any Third Party Claims where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 8.2.2 that relate solely to the payment of money damages in connection with a Third Party Claim that shall not result in any Medivation Indemnitee or CureTech Indemnitee, as applicable, becoming subject to injunctive or other relief, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify all Medivation Indemnitees or CureTech Indemnitees, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate; provided, however, that the Indemnifying Party may not enter into any compromise or settlement unless such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party and all Medivation Indemnitees or CureTech Indemnitees, as applicable, of a release from all liability in respect of such claim. With respect to all other Third Party Claims where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 8.2.2, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim; provided, however, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably conditioned, withheld or delayed). Where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 8.2.2, the Indemnifying Party shall not be liable for any settlement or other disposition of such Third Party Claim by a Medivation Indemnitee or a CureTech Indemnitee that is reached without

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the prior written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each Medivation Indemnitee or CureTech Indemnitee, as applicable, does not, admit any liability with respect to or settle, compromise or discharge, any Third Party Claim for which it has or intends to seek indemnification under Section 8.1 without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably conditioned, withheld or delayed).

8.2.5 Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Medivation Indemnitee or CureTech Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and any Medivation Indemnitee or CureTech Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Medivation Indemnitees or CureTech Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection therewith.

8.2.6 Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest any Medivation Indemnitee’s or CureTech Indemnitee’s, as applicable, right to indemnification and subject to refund if the Indemnifying Party is ultimately held not to be obligated to indemnify a Medivation Indemnitee or CureTech Indemnitee, as applicable.

8.2.7 Special, Indirect, and Other Losses. EXCEPT WITH RESPECT TO THE INTENTIONAL MISCONDUCT OR FRAUD OF A PARTY OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 6, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SUBJECT MATTERS THEREOF, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE OR WHETHER SUCH DAMAGES ARE REASONABLY FORESEEABLE; [ * ].

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8.3 Insurance.

8.3.1 Prior to the commencement of services under this Agreement, Medivation and CureTech shall each purchase and maintain in effect commercial general liability insurance, including products liability coverage, to cover their respective liabilities related to their Exploitation activities and obligations under this Agreement as is normal and customary in the pharmaceutical industry generally for Persons similarly situated but in no event shall the limits of commercial general liability insurance, including product liability insurance, be less than [ * ] per occurrence and annual aggregate. [ * ].

8.3.2 [ * ]. Each Party will endeavor to provide the other Party with thirty (30) days’ written notice prior to cancellation, non-renewal or material change in such insurance which materially adversely affects the rights of the other Party hereunder. Any claims-made insurance policy shall include a provision accounting for a reporting period of no less than [ * ] after the Effective Date provided, however, that if CureTech undertakes the Exploitation of any Licensed Molecule or any Licensed Product in a Terminated Territory, it shall prior to the commencement of such Exploitation, purchase and maintain insurance under and in accordance with this Section 8.3 for the duration of such Exploitation.

ARTICLE 9

TERM AND TERMINATION

9.1 Term and Expiration.

9.1.1 This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with this Article 9, or in accordance with Section 2.9.1, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the “Term”).

9.1.2 Following the expiration of the Term, the grants in Section 2.1 shall become exclusive, fully-paid, royalty-free, perpetual and irrevocable.

9.2 Termination.

9.2.1 Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached its obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it has committed a material breach of one or more of its material obligations under this Agreement and fails to cure such breach within [ * ] days after receipt of the Default Notice, or if such breach is not capable of being cured during such [ * ]-day period, or the Breaching Party fails to commence actions within such [ * ]-day period to cure such breach and thereafter diligently continue such actions, the Non-Breaching Party may terminate this Agreement in its entirety upon written notice to the Breaching Party. In the event that after the receipt of a Default Notice the Breaching Party initiates a dispute resolution

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procedure under Section 10.8 within [ * ] days of receipt of the Default Notice to resolve the dispute regarding the alleged material breach, then the cure period set forth in this Section 9.2.1 shall be tolled and the termination shall become effective only if it is determined through the dispute resolution procedures in Section 10.8 that the Breaching Party has committed a material breach of one or more of its material obligations under this Agreement and the Breaching Party fails to cure such breach within [ * ] days after the issuance of such determination, or if such breach is not capable of being cured during such [ * ]-day period, or the Breaching Party fails to commence actions within such [ * ]-day period to cure such breach and thereafter diligently continue such actions. Notwithstanding the foregoing, the Parties agree that termination pursuant to this Section 9.2.1 is a remedy to be invoked only if the breach cannot be adequately remedied through a combination of specific performance and the payment of money damages.

9.2.2 Safety. Medivation shall have the right to terminate this Agreement in its entirety immediately upon written notice to CureTech if Medivation reasonably determines that it is not feasible for Medivation to pursue the Exploitation of the Licensed Molecules or Licensed Products in the Territory due to safety concerns, including due to adverse events related to the Licensed Molecules or the Licensed Products.

9.2.3 Termination for Convenience. At any time during the Term, Medivation may terminate this Agreement, in its entirety or on a country-by-country basis, for any or no reason, upon [ * ] days’ prior written notice to CureTech, provided, however, that if during [ * ], Medivation delivers a notice of termination under this Section 9.2.3, such termination shall be effective on [ * ], except for termination by Medivation pursuant to Section 2.9.1, in which event termination shall be immediately effective and no payment shall be owed to CureTech under Sections 4.1, 4.2, 4.3, or any other provision of this Agreement.

9.2.4 Termination for Insolvency. In the event that either Party (a) files for protection under bankruptcy or insolvency laws, including, but not limited to any rehabilitation, recovery or freeze order(s) proceedings, or otherwise becomes subject to any such proceedings, (b) makes an assignment for the benefit of creditors, (c) applies for, appoints or suffers appointment of a receiver, liquidator, trustee or similar officer over such Party or substantially all of its property, that is not discharged within [ * ] days after such filing, (d) proposes or is a party to a written agreement of composition, extension or reorganization of its debts, applies for or is a party to any settlement with its creditors, (e) proposes or is a party to any dissolution, winding-up or liquidation, (f) files a petition (or other document) under any bankruptcy or insolvency act, or otherwise voluntarily becomes the subject of any such proceedings or has any such petition (or other document) filed against it, or involuntarily becomes the subject of any such proceedings, that is not discharged within [ * ] days of the filing thereof, or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then in any case ((a) - (g)), or in the case of similar proceedings under any applicable jurisdiction or proceedings having similar effect, the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

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9.3 Rights in Insolvency/Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Medivation or CureTech are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, or in any other event set forth in Section 9.2.4, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

9.4 Activities During Pendency of Termination. It is expressly understood and agreed that following any receipt by CureTech of notice of termination under this Agreement by Medivation, CureTech shall limit any and all expenditures that are reimbursable by Medivation under this Agreement to only those necessary under the circumstances.

9.5 Consequences of Termination in Entirety. In the event of a termination of this Agreement in its entirety (but not any expiration) for any reason:

9.5.1 Except as set forth in this Section 9.5, all rights and licenses granted by either Party hereunder shall immediately terminate.

9.5.2 Except in the event of a termination by Medivation pursuant to Section 9.2.2 (safety), pursuant to Section 9.2.1 for uncured material breach by CureTech, or pursuant to Section 2.9.1, Medivation shall, and hereby does effective as of the effective date of termination, grant CureTech an exclusive license, with the right to grant multiple tiers of sublicenses, under the Medivation Grantback Patents and Medivation Grantback Know-How, to Exploit in the Territory any Returned Licensed Product [ * ].

9.5.3 Except in the event of a termination by Medivation pursuant to Section 9.2.2 (safety), pursuant to Section 9.2.1 for uncured material breach by CureTech, or pursuant to Section 2.9.1, Medivation shall, where permitted by Applicable Law, (a) transfer and assign to CureTech all of its right, title, and interest in all Regulatory Approvals, Regulatory Documentation then owned by Medivation and in its name applicable to the Returned Licensed Products in the Territory, and (b) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in the foregoing clause (a).

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9.5.4 Except in the event of a termination by Medivation pursuant to Section 9.2.2 (safety), pursuant to Section 9.2.1 for uncured material breach by CureTech, or pursuant to Section 2.9.1, Medivation shall assign to CureTech all right, title, and interest of Medivation in each Product Trademark.

9.6 Consequences of Termination of Terminated Territory. From and after the effective date of termination of this Agreement with respect to a Terminated Territory by Medivation pursuant to Section 9.2.3 (but not in the case of any termination of this Agreement in its entirety):

9.6.1 All rights and licenses granted by CureTech hereunder (a) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for Licensed Products in such Terminated Territory, and (b) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Development or Manufacturing of the Licensed Products in the Terminated Territory in support of Commercialization of such Licensed Product outside the Terminated Territory, including the right to make, have made, use, have used, research, Develop, Manufacture, have Manufactured, hold, keep (whether for disposal or otherwise), export and transport Licensed Products in such Terminated Territory, in each case under this clause (b), solely in furtherance of the Commercialization of the Licensed Product outside the Terminated Territory.

9.6.2 Subject to this Section 9.6, Medivation shall, and hereby does as of the effective date of termination, grant CureTech (a) an exclusive license (except to the rights retained by Medivation in Section 9.6.1(b)) in such Terminated Territory, with the right to grant sublicenses only with the prior written consent of Medivation (which consent shall not be unreasonably withheld, conditioned or delayed), under the Medivation Grantback Patents and Medivation Grantback Know-How, to Commercialize (including to market, promote, detail, distribute, sell and offer for sale) in such country in the Terminated Territory any Returned Licensed Product, and (b) a non-exclusive license, with the right to grant sublicenses only with the prior written consent of Medivation (which consent shall not be unreasonably withheld, conditioned or delayed), under the Medivation Grantback Patents and Medivation Grantback Know-How, to otherwise Exploit (but not to Commercialize) any Returned Licensed Product in support of the commercialization of the Returned Licensed Products in such Terminated Territory; in each case, [ * ].

9.6.3 Medivation shall, where permitted by Applicable Law, (a) transfer to CureTech all of its right, title, and interest in all Regulatory Approvals owned by Medivation its Affiliates and (if such Regulatory Approvals are Controlled by Medivation) their respective Sublicensees and then in its name that are solely applicable to any Returned Licensed Product in such Terminated Territory, as such Regulatory Approvals exists as of the

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effective date of such termination of this Agreement with respect to such Terminated Territory; provided, however, that Medivation retains a license and right of reference under any Regulatory Approval transferred pursuant to this clause as necessary or reasonably useful for Medivation to Commercialize Licensed Products in such Terminated Territory and otherwise Exploit (but not Commercialize) Licensed Products anywhere in the Territory in support of such Commercialization, and (b) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in the foregoing clause (a).

9.6.4 Medivation shall grant CureTech a right of reference to all Regulatory Documentation then owned by Medivation and in Medivation’s name that are not transferred to CureTech pursuant to Section 9.6.3 that are necessary or reasonably useful for CureTech or any of its Affiliates or its or their respective sublicensees to Develop or Commercialize any Returned Licensed Products in such Terminated Territory.

9.6.5 Promptly following the effective date of termination the Parties shall enter into an agreement governing the Parties’ respective rights and responsibilities with respect to the coordination of safety-related regulatory obligations, including the reporting of adverse events and other safety or quality data. Such agreement shall set forth terms and conditions with respect to such activities that are reasonable and customary in the industry for agreements of that nature.

9.6.6 CureTech shall not, and shall not permit any of its Affiliates or any of its and their respective licensees, sublicensees or distributors to, distribute, market, promote, offer for sale or sell the Licensed Products directly or indirectly (a) to any Person for use in Territory or (b) to any Person in such Terminated Territory that CureTech or any of its Affiliates or any of its or their respective licensees, sublicensees or distributors knows (i) is reasonably likely to distribute, market, promote, offer for sale or sell any Licensed Product for use in the Territory or assist another Person to do so, or (ii) has directly or indirectly distributed, marketed, promoted, offered for sale or sold any Licensed Product for use in the Territory or assisted another Person to do so. If CureTech or any of its Affiliates receives or becomes aware of the receipt by a licensee, sublicensee or distributor of any orders for any Licensed Product in the Territory, such Person shall refer such orders to Medivation. CureTech shall cause its Affiliates and its and their respective licensees, sublicensees and distributors to notify Medivation of any receipt of any orders for any Licensed Product in the Territory.

9.6.7 Medivation shall not, and shall not permit any of its Affiliates or any of its and their respective Sublicensees or distributors to, distribute, market, promote, offer for sale or sell the Licensed Products directly or indirectly (a) to any Person for use in such Terminated Territory or (b) to any Person in the Territory that Medivation or any of its Affiliates or any of its or their respective Sublicensees or distributors knows (i) is reasonably likely to distribute, market, promote, offer for sale or sell any Licensed Product for use in such Terminated Territory or assist another Person to do so, or (ii) has directly or indirectly distributed, marketed, promoted, offered for sale or sold any Licensed Product for use in such Terminated Territory or assisted another Person to do so. If Medivation or any of

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its Affiliates receives or becomes aware of the receipt by a Sublicensee or distributor of any orders for any Licensed Product in such Terminated Territory, such Person shall refer such orders to CureTech. Medivation shall cause its Affiliates and its and their respective Sublicensees and distributors to notify CureTech of any receipt of any orders for any Licensed Product in such Terminated Territory.

9.6.8 From and after the effective date of termination of this Agreement with respect to such Terminated Territory, CureTech shall use commercially reasonable efforts not to do any act or fail to do any act in connection with any Licensed Product in such Terminated Territory that would reasonably be expected to have a material adverse impact on (a) the expected Regulatory Approval of any Licensed Product (including the labeling with respect thereto) in any country in the Territory or (b) the Commercialization of any Licensed Product in any country in the Territory.

9.7 Reverse Royalty. In consideration of the licenses granted by Medivation to CureTech pursuant to Section 9.5.2 or Section 9.6.2 and other consideration provided to CureTech pursuant to Section 9.5, Section 9.6, or Section 9.8, as the case may be, CureTech shall pay Medivation a royalty on Net Sales of each Returned Licensed Product in each country for such Returned Licensed Product in such country, [ * ].

9.8 Transition. In the event of termination of this Agreement, whether in its entirety or with respect to a Terminated Territory, CureTech and Medivation shall work together to effectuate and coordinate a smooth and efficient transition of relevant obligations and rights to CureTech as reasonably necessary for CureTech to Exploit the Returned Licensed Products after termination of this Agreement (either in its entirety or with respect to a Terminated Territory) as and to the extent set forth in this ARTICLE 9.

9.9 Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more country(ies)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

9.10 Accrued Rights; Surviving Obligations.

9.10.1 Termination or expiration of this Agreement (either in its entirety or with respect to one or more country(ies)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration; provided, however, that in no event shall CureTech accrue any rights to any milestone payment under Section 4.2 based on any milestone that occurs on or after the date of delivery by either Party of a termination notice pursuant to Section 9.2 or Section 2.9.1. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections [ * ], and Articles [ * ] of this Agreement shall survive the termination or expiration of this Agreement for any reason.

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9.10.2 Notwithstanding the termination of Medivation’s licenses and other rights under this Agreement with respect to a Terminated Territory, Medivation shall have the right for [ * ] year after the effective date of such termination to sell or otherwise dispose of all Licensed Product then in its inventory and any in-progress inventory as though this Agreement had not terminated with respect to such Terminated Territory, and such sale or disposition shall not constitute infringement of CureTech’s or its Affiliates’ Patent or other intellectual property or other proprietary rights. For the avoidance of doubt, [ * ].

ARTICLE 10

MISCELLANEOUS

10.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement if such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Entity (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement or by the Clal Entities of any obligation under the Guaranty) (each, a “Force Majeure Event”). The non-performing Party shall notify the other Party of such Force Majeure Event within [ * ] days after such occurrence by giving written notice to the other Party stating the nature of the Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

10.2 Change in Control of CureTech. CureTech (or its successor) shall provide Medivation with written notice of any Change in Control of CureTech within [ * ] Business Days following the [ * ] of such Change in Control. In the event of a Change in Control of CureTech, Medivation shall have the right, in its sole and absolute discretion, by written notice delivered to CureTech (or its successor) at any time during the [ * ] days following the written notice contemplated by the foregoing sentence, to require CureTech and the Change in Control party to adopt reasonable procedures to be agreed upon in writing to restrict access to Confidential Information of Medivation to those persons who had access to such Confidential Information prior to such Change in Control, except to the extent reasonably necessary for CureTech to continue to exercise its rights or perform its obligations under this Agreement or as required by Applicable Law.

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10.3 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Entity in accordance with Applicable Law.

10.4 Assignment.

10.4.1 Without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed), neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that Medivation may make such an assignment without CureTech’s consent to any of its Affiliates or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the assets of the business to which this Agreement relates.

10.4.2 The rights to Information, materials and intellectual property: (a) controlled by a Third Party permitted assignee of a Party, which Information, materials and intellectual property were controlled by such assignee immediately prior to such assignment other than as a result of a license or other agreement between such Third Party and the assigning Party; or (b) controlled by an Affiliate of a Party who becomes an Affiliate through any Change in Control of such Party, which Information, materials and intellectual property were controlled by such Affiliate immediately prior to such Change in Control other than as a result of a license or other agreement between such Third Party and the assigning Party, in each case ((a) and (b)), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

10.4.3 CureTech shall not have the right to undergo a Change in Control event without the prior written consent of Medivation (which consent shall not be unreasonably withheld, conditioned or delayed).

10.5 Subcontracting. Subject to Section 2.2, Medivation may subcontract with a Third Party to perform any or all of its obligations hereunder; provided, however, that no such permitted subcontracting shall relieve Medivation of any liability or obligation hereunder except to the extent satisfactorily performed by such subcontractor.

10.6 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the

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remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

10.7 Governing Law and Service.

10.7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

10.7.2 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 10.9.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

10.8 Dispute Resolution; Arbitration.

10.8.1 Dispute Resolution. In the event of a dispute arising out of or relating to this Agreement, either Party shall provide written notice of the dispute to the other, in which event the dispute shall be referred to the Senior Officers of each Party, for attempted resolution by good faith negotiations within [ * ] days after such notice is received. In the event the Senior Officers do not resolve such dispute within the allotted [ * ] days, or a Party reasonably believes such matter will not be so resolved, either Party may seek to resolve the dispute through arbitration in accordance with Section 10.8.2.

10.8.2 Arbitration.

(a) Claims. Any claim, dispute, or controversy of whatever nature arising between the Parties out of or relating to this Agreement, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (“Claim”) that is not resolved under Section 10.8.1 within the required [ * ]-day time period, shall be resolved by final and binding arbitration before a panel of three experts with relevant industry experience (the “Arbitrators”). Each of CureTech and Medivation shall promptly select one Arbitrator each, which selections shall in no event be made later than [ * ] days after the notice of initiation of arbitration. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by CureTech and the Arbitrator chosen by Medivation, but in no event later than [ * ] days after the date that the last of such Arbitrators was appointed. The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling

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the cost and time that the Parties must expend for discovery, provided, however, that the Arbitrators shall permit such discovery as he or she deems necessary to permit an equitable resolution of the dispute. The arbitration shall be administered by the American Arbitration Association (or its successor entity) in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection), except as modified in this Agreement. The arbitration shall be held in New York, New York, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party.

(b) Arbitrators’ Award. The Arbitrators shall, within [ * ] days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in the State of Delaware or any other court of competent jurisdiction. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

(c) Costs. Each Party shall bear its own counsel fees, costs, and disbursements arising out of the arbitration described in this Section 10.8.2, and shall pay an equal share of the fees and costs of the Arbitrators and all other general fees related to the arbitration; provided, however, the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, or travel expenses), or the fees and costs of the Arbitrators.

(d) Compliance with this Agreement. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding.

(e) Injunctive or Other Equity Relief. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.

(f) Confidentiality of Proceedings. All arbitration proceedings and decisions of the Arbitrator under this Section 10.8 shall be deemed Confidential Information of both Parties under Article 6.

10.9 Notices.

10.9.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if

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delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the applicable Party at its respective address specified in Section 10.9.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 10.9.1. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 10.9.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

10.9.2 Address for Notice.

If to Medivation, to:	Medivation, Inc. 525 Market St. 36th Floor San Francisco, CA 94105 Attention: General Counsel Facsimile: +1-415-543-3411

with a copy (which shall not constitute notice) to:

Cooley LLP 3175 Hanover Street Palo Alto, California 94304 Attention: Barbara A. Kosacz Facsimile: +1-650-849-7400

If to CureTech, to:	CureTech Ltd. 42 Hayarkon St. Yavne 81227 ISRAEL Attention: Chief Executive Officer Facsimile: +972-8- 932-4001

with a copy (which shall not constitute notice) to:

Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Rd. Ramat Gan 5250608 ISRAEL Attention: Haim Gueta, Adv.; Boaz Mizrahi, Adv. Facsimile: +972-3-610-3111

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10.10 Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby, including the Existing NDA. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge of any term or condition of this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

10.11 Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Section 2.6 and Article 6 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Nothing in this Section 10.11 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

10.12 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

10.13 No Benefit to Third Parties. Covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

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10.14 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

10.15 Independent Contractors. It is expressly agreed that CureTech, on the one hand, and Medivation, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency. Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, that is considered binding on the other Party, without the prior written consent of such other Party. Neither Party is the agent of the other for any purpose whatsoever, and neither Party has any authority, express or implied, to enter into any contracts or assume any obligations for the other, to pledge the credit of the other, to extend credit to anyone in the other Party’s name, or make any warranties or representations on behalf of the other, except where expressly authorized in writing to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

10.16 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

10.17 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

10.18 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all

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of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

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THIS LICENSE AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

Medivation, Inc.		CureTech Ltd.

By:	/s/ David Hung, M.D.	By:	/s/ Michael Schickler
Name:	David Hung, M.D.	Name:	Michael Schickler
Title:		Title:	CEO

By:	/s/ Rick Bierly	By:	/s/ Ofer Gonen
Name:	Rick Bierly	Name:	Ofer Gonen
Title:		Title:

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List:

The following Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K:

Schedule 1.5	Form of [**]
Schedule 7.2.1(c)	List of Patents
Schedule 2.5	Form of Notice to the Israeli Registrar of Patents
Schedule 6.7	Form of Press Release
Schedule 7.2.1	List of Existing Patents
Schedule 7.2.2	Description of Documents and Materials Relating to Existing Patents

Disclosure Schedules:

Schedule 7.2.5(i)

Schedule 7.2.5(ii)

Schedule 7.2.6

Schedule 7.2.7

Schedule 7.2.8

Schedule 7.2.9

Schedule 7.2.10

Schedule 7.2.17

Schedule 7.2.18

Schedule 7.2.20

Appendix 2.9.1	Guaranty letter agreement

Medivation undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.